                                                                    EXHIBIT 10.2



================================================================================




                          SALE AND SERVICING AGREEMENT


                                     among


              FLEETWOOD CREDIT RV RECEIVABLES 199 -  OWNER TRUST,


                      FLEETWOOD CREDIT RECEIVABLES CORP.,
                                   as Seller,


                                      and


                             FLEETWOOD CREDIT CORP.
                                  as Servicer



                         Dated as of __________ 1, 199




================================================================================

                                    TABLE OF CONTENTS

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                                                                                                                      Page


                                                            ARTICLE ONE

                                                            DEFINITIONS

Section 1.01.     Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 1
Section 1.02.     Interpretive Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                20
Section 1.03.     Calculations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                21


                                                            ARTICLE TWO

                                                     CONVEYANCE OF RECEIVABLES

Section 2.01.     Conveyance of Initial Receivables   . . . . . . . . . . . . . . . . . . . . . . . . .                22
Section 2.02.     Conveyance of Subsequent Receivables  . . . . . . . . . . . . . . . . . . . . . . . .                22
Section 2.03.     Actions as to Receivables   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                24


                                                           ARTICLE THREE

                                                          THE RECEIVABLES

Section 3.01.     Representations and Warranties of the Seller  . . . . . . . . . . . . . . . . . . . .                26
Section 3.02.     Repurchase Upon Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                28
Section 3.03.     Custody of Receivable Files   . . . . . . . . . . . . . . . . . . . . . . . . . . . .                29
Section 3.04.     Duties of Servicer    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                29
Section 3.05.     Instructions; Authority to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . .                30
Section 3.06.     Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                30
Section 3.07.     Effective Period and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . .                31
Section 3.08.     No Petition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                31


                                                            ARTICLE FOUR

                                                     SERVICER LETTER OF CREDIT

Section 4.01.     Servicer Letter of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                32
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                                      i
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
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                                                     ARTICLE FIVE



                                      ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 5.01.     Duties of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                34
Section 5.02.     Collection of Receivable Payments   . . . . . . . . . . . . . . . . . . . . . . . . .                34
Section 5.03.     Realization upon Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                35
Section 5.04.     Maintenance of Security Interests in Financed Vehicles  . . . . . . . . . . . . . . .                35
Section 5.05.     Covenants, Representations and Warranties of Servicer   . . . . . . . . . . . . . . .                36
Section 5.06.     Purchase of Receivables upon Breach   . . . . . . . . . . . . . . . . . . . . . . . .                37
Section 5.07.     Servicing Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                38
Section 5.08.     Servicer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                38
Section 5.09.     Annual Statement as to Compliance   . . . . . . . . . . . . . . . . . . . . . . . . .                38
Section 5.10.     Annual Independent Certified Public Accountants' Report   . . . . . . . . . . . . . .                39
Section 5.11.     Access to Certain Documentation and Information   . . . . . . . . . . . . . . . . . .                39
Section 5.12.     Access to Certain Documentation and Information   . . . . . . . . . . . . . . . . . .                39


                                                      ARTICLE SIX

                                         DISTRIBUTIONS; YIELD SUPPLEMENT ACCOUNT;
                                            STATEMENTS TO SECURITYHOLDERS

Section 6.01.     Establishment of Trust Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . .                41
Section 6.02.     Collections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                42
Section 6.03.     Application of Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                43
Section 6.04.     Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                43
Section 6.05.     Non-Reimbursable Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                44
Section 6.06.     Additional Deposits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                44
Section 6.07.     Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                44
Section 6.08.     Yield Supplement Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                45
Section 6.09.     Reserve Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                46
Section 6.10.     Pre-Funding Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                48
Section 6.11.     Net Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                49
Section 6.12.     Statements to Securityholders   . . . . . . . . . . . . . . . . . . . . . . . . . . .                49


                                                     ARTICLE SEVEN

                                                       THE SELLER

Section 7.01.     Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                51
Section 7.02.     Liability of Seller; Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . .                51

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
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
Section 7.03.     Merger or Consolidation of Seller   . . . . . . . . . . . . . . . . . . . . . . . . .                52
Section 7.04.     Limitation on Liability of Seller and Others  . . . . . . . . . . . . . . . . . . . .                53
Section 7.05.     Seller Not to Resign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                54


                                                           ARTICLE EIGHT

                                                            THE SERVICER

Section 8.01.     Liability of Servicer; Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . .                55
Section 8.02.     Corporate Existence; Status as Servicer; Merger   . . . . . . . . . . . . . . . . . .                56
Section 8.03.     Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                56
Section 8.04.     Servicer Not to Resign; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . .                56
Section 8.05.     Limitation on Liability of Servicer and Others  . . . . . . . . . . . . . . . . . . .                57


                                                            ARTICLE NINE

                                                              DEFAULT

Section 9.01.     Servicer Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                58
Section 9.02.     Indenture Trustee to Act; Appointment of Successor  . . . . . . . . . . . . . . . . .                59
Section 9.03.     Repayment of Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                59
Section 9.04.     Notices to Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                59
Section 9.05.     Waiver of Past Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                59


                                                            ARTICLE TEN

                                                            TERMINATION

Section 10.01.    Optional Purchase of All Receivables  . . . . . . . . . . . . . . . . . . . . . . . .                61
Section 10.02.    Sale of All Receivables   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                61


                                                           ARTICLE ELEVEN

                                                           MISCELLANEOUS

Section 11.01.    Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                63
Section 11.02.    Protection of Title to Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                64
Section 11.03.    Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                65
Section 11.04.    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                65

                                                                                                                     Page
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
Section 11.05.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
Section 11.06.    Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
Section 11.07.    Third Party Beneficiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
Section 11.08.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
Section 11.09.    Table of Contents and Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
Section 11.10.    Assignment by Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
Section 11.11.    Limitation of Liability of Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66


                                                          SCHEDULES

Schedule A  -  Schedule of Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SA-1
Schedule B  -  Location of Receivable Files . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SB-1


                                                           EXHIBITS

Exhibit A  -  Form of Servicer Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1
Exhibit B  -  Form of Transfer Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-1
Exhibit C  -  Auction Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   C-1
Exhibit D  -  Form of Addition Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   D-1

         THIS SALE AND SERVICING AGREEMENT, dated as of _______ 1, 199 , is among the Fleetwood Credit RV Receivables 199 - Owner Trust (the "Trust"), as issuer (the "Issuer"), Fleetwood Credit Receivables Corp., a California corporation, as seller (the "Seller"), and Fleetwood Credit Corp., a California corporation, as servicer (the "Servicer").

                                  WITNESSETH:

         In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                  ARTICLE ONE

                                  DEFINITIONS

         Section 1.01. Definitions. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

         "Accelerated Principal Distribution Amount" means, with respect to any Distribution Date, an amount equal to equal to the portion, if any, of Available Funds remaining after payment of (i) the Servicer Payment, (ii) the
Note Interest Distributable Amount, (iii) the portion of the Monthly Principal Payment allocated to the Noteholders, (iv) the Certificate Interest Distributable Amount and (v) the portion of the Monthly Principal Payment allocated to the Certificateholders.

         "Accrued Interest" on a Receivable, as of any Distribution Date, means the amount of interest, if any, accrued on the Principal Balance of such Receivable at the related APR since the most recent date upon which a payment was made by or on behalf of the related Obligor in respect of such Receivable through the end of the Collection Period immediately preceding the Collection Period in which such Distribution Date occurs.

         "Advance" has the meaning set forth in Section 6.04.

         "Advisor" has the meaning set forth in Section 10.02(c).

         "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

         "Aggregate Principal Balance" means, with respect to any Distribution Date, the aggregate of the Principal Balances of all Receivables as of the end of the Collection Period immediately preceding such Distribution Date.

         "APR" means, with respect to a Receivable, means the annual rate of interest stated in such Receivable.

         "Assignments" means, collectively, the original instrument of assignment of a Receivable and all other documents securing such Receivable made by the Seller to the Owner Trustee (or in the case of any Receivable acquired by the Seller from another Person, from such other Person to the Seller and from the Seller to the Owner Trustee), in a form sufficient under the laws of the jurisdiction under which the security interest in the related Financed Vehicle arises to permit the assignee to exercise all rights granted by the Obligor under such Receivable and such other documents and all rights available under applicable law to the Obligee under such Receivable and such other documents and that may be (i) to the extent permitted by the laws of such jurisdiction, a blanket instrument of assignment covering other Receivables as well and (ii) to the extent permitted by the laws of the jurisdiction governing such Receivable, an instrument of assignment running directly from the Seller to the Owner Trustee.

         "Auction" has the meaning set forth in Section 10.02.

         "Auction Procedures" has the meaning set forth in Section 10.02.

         "Auction Property" has the meaning set forth in Section 10.02.

         "Authorized Officer" has the meaning set forth in the Indenture.

         "Available Amount" means the sum of (i) Available Funds and (ii) amounts on deposit in the Reserve Fund, after giving effect to the withdrawals therefrom pursuant to Section 6.07(a).

         "Available Funds" means, with respect to any Distribution Date, the sum of (i) Investment Earnings received by the Indenture Trustee with respect to the Pre-Funded Amount on deposit in the Pre-Funding Account (which earnings are withdrawn from the Pre-Funding Account and deposited into the Collection Account pursuant to Section 6.07(a)(i)); (ii) the Negative Carry Amount, if any, for such Collection Period (which amount is withdrawn from the Reserve Fund and deposited into the Collection Account pursuant to Section 6.07(a)(ii)); (iii) all cash received by the Servicer in respect of the Receivables during the related Collection Period (including Non-Reimbursable Payments and Advances but other than (a) late payment and extension fees and administrative charges, if any, and (b) recoveries by the Servicer of amounts on the Receivables that were repurchased by the Seller or purchased by the Servicer prior to the related Collection Period); (iv) the Repurchase Amounts of all Receivables purchased or to be purchased in respect of the related Collection Period; and (v) the Yield Supplement Deposit Amount for the related Collection Period.

         "Basic Documents" has the meaning set forth in the Indenture.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banking institutions in the States of California, Delaware or New York are authorized or obligated by law, executive order or government decree to remain closed.

         "Certificate Balance" means, (i) on the Closing Date, the Original Certificate Balance, and (ii) as of any subsequent date, the Original Certificate Balance, reduced by (a) all distributions actually made on or prior to the related Distribution Date to Certificateholders allocable to principal and (b) Realized Losses allocable to the Certificates.

         "Certificate Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificate Principal Distributable Amount and the Certificate Interest Distributable Amount.

         "Certificate Distribution Account" has the meaning set forth in
Section 6.01(a).

         "Certificate Final Scheduled Distribution Date" means the ________ ___, ____ Distribution Date.

         "Certificate Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificate Monthly Interest Distributable Amount for the immediately preceding Distribution Date and any outstanding Certificate Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Certificates deposited into the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate for the related Interest Period.

         "Certificate Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificate Monthly Interest Distributable Amount and the Certificate Interest Carryover Shortfall.

         "Certificate Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days' interest at the Pass-Through Rate on the Certificate Balance as of the first day of the immediately preceding Collection Period (after giving effect to all distributions of principal to be made on the Distribution Date occurring in such immediately preceding Collection Period) or, in the case of the first Distribution Date, the Original Certificate Balance.

         "Certificate Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificate Percentage of the Monthly Principal Payment.

         "Certificate Owner" has the meaning set forth in the Trust Agreement.

         "Certificate Percentage" means (i) for each Distribution Date to and including the later to occur of (a) the Distribution Date on which the principal amount of the Class A-1 Notes is reduced to zero and (b) the __________, 199__ Distribution Date, zero, and (ii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the Certificate Balance on the Distribution Date immediately preceding the Distribution Date for which the Certificate Percentage is being calculated (after giving effect to all distributions made on such preceding Distribution Date) and the denominator of which is the Pool Balance on the last day of the second Collection Period preceding the Collection Period in which the Distribution Date for which the Certificate Percentage is being calculated occurs; provided, however, that on each Distribution Date following the occurrence of a Rating Event, until the principal amount of all Outstanding Notes is paid in full or such rating is restored, the Certificate Percentage shall mean zero.

         "Certificate Pool Factor" means, as of any Distribution Date, a seven-digit decimal computed by the Servicer prior to each distribution with respect to the Certificates indicating the remaining Certificate Balance, as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the Original Certificate Balance.

         "Certificate Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificate Monthly Principal Distributable Amount for the immediately preceding Distribution Date and any outstanding Certificate Principal Carryover Shortfall on such preceding Distribution Date, over the amount in respect of principal deposited in the Certificate Distribution Account on such preceding Distribution Date.

         "Certificate Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificate Monthly Principal Distributable Amount and the Certificate Principal Carryover Shortfall as of the close of the immediately preceding Distribution Date; provided, however, that the Certificate Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be deposited into the Certificate Distribution Account shall include the amount of any principal due and remaining unpaid on each Receivable as of the Certificate Final Scheduled Distribution Date so as to reduce the Certificate Balance to zero, and remaining after any required distribution to the Note Distribution Account.

         "Certificate Register" has the meaning set forth in the Trust
Agreement.

         "Certificateholder" has the meaning set forth in the Trust Agreement.

         "Claims" means all liabilities, claims and expenses (including reasonable legal and other professional fees and expenses).

         "Class" means all Notes the form of which is identical except for variation in denomination, principal amount, owner or designation of class.

         "Class A-1 Final Scheduled Distribution Date" means the _______ 15, 199__ Distribution Date.

         "Class A-1 Rate" means ____% per annum, computed on the basis of a 360-day year and the actual number of days elapsed since the immediately preceding Distribution Date.

         "Class A-2 Final Scheduled Distribution Date" means the ___________ 15, ____ Distribution Date.

         "Class A-2 Rate" initially means ____% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and, in respect of any Interest Period shall mean a percentage equal to the lesser of (i) the sum of (a) LIBOR for such Interest Period and (b) ____% and (ii) ____%.

         "Class A-3 Final Scheduled Distribution Date" means the ________, ____ Distribution Date.

         "Class A-3 Rate" means _____% per annum.

         "Closing Date" means ____________, 199__.

         "Collected Interest" means, with respect to a Collection Period, the sum of (i) the portion of all payments received by the Servicer on or in respect of the Receivables during such Collection Period allocable to interest and (ii) the amounts described in clauses (i), (ii) and (v) of the definition of "Available Funds".

         "Collected Principal" means, with respect to each Collection Period, the portion of all Available Funds received by the Servicer on or in respect of the Receivables during such Collection Period allocable to principal.

         "Collection Account" has the meaning set forth in Section 6.01(a).

         "Collection Period" means, with respect to any Distribution Date, the period commencing on the first day of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from ________ 1, 199__) and ending the last day of such immediately preceding month.

         "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at _______________, Attention: ____________; or at such other address as the Indenture Trustee may designate from time to time by notice to the Securityholders, the Servicer, the Seller and the Letter of Credit Bank, if any.

         "Dealer" means the dealer that sold a Financed Vehicle and that originated and assigned the related Receivable to Fleetwood Credit under an agreement with Fleetwood Credit.

         "Defaulted Receivable" means a Receivable (other than a Repurchased Receivable) as to which (i) all or any part of a scheduled payment is 180 days delinquent or (ii) the Servicer has determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely and has repossessed and liquidated the related Financed Vehicle within such 180 day period.

         "Definitive Certificates" has the meaning set forth in the Trust Agreement.

         "Definitive Notes" has the meaning set forth in the Indenture.

         "Definitive Securities" means Definitive Notes or Definitive Certificates, as the context may require.

         "Delivery" means, when used with respect to Trust Account Property:

               (i) with respect to Physical Property, (A) the Indenture Trustee or the Owner Trustee, as the case may be, or its Financial Intermediary acquires possession of the Physical Property, and evidence that any such Physical Property that is in registrable form has been registered in the name of the Owner Trustee, its Financial Intermediary, its custodian or its nominee; (B) the Financial Intermediary, not a clearing corporation, sends the Indenture Trustee or the Owner Trustee, as the case may be, confirmation of the transfer and also by book entry or otherwise identifies as belonging to the Indenture Trustee or the Owner Trustee, as the case may be, the Physical Property in the Financial Intermediaries possession; or (C) with respect to a clearing corporation, appropriate entries to the account of the Indenture Trustee or the Owner Trustee, as the case may be, or a Person designated by him or her and, if certificated, it is both, in the custody of the clearing corporation or another clearing corporation, a custodian bank or a nominee of any of them and, in bearer form or endorsed in blank by the appropriate Person or registered in the name of the clearing corporation, custodian bank, or a nominee of any of them;

              (ii) with respect to any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: (A) book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by the Indenture Trustee or the Owner Trustee, as the case may be, of a deposit advice or other written confirmation of such book-entry registration, (B) the making by any such custodian of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee or the Owner Trustee, as the case may be, and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or the Owner Trustee, as the case may be, and the making by the Indenture Trustee or the Owner Trustee, as the case may be, of entries in its books and records establishing that it holds such Trust Account Property solely as trustee pursuant to Section 6.01, and (C) such additional or alternative procedures as may hereafter become necessary to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or the Owner Trustee, as the case may be, consistent with changes in applicable law or regulations or the interpretation thereof; and

             (iii) with respect to any Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (ii) above, registration of the transfer to, and ownership of such Trust Account Property by, the

         Indenture Trustee or the Owner Trustee, as the case may be, its custodian or its nominee by the issuer of such Trust Account Property.

         "Deposit Date" means the Business Day immediately preceding each Distribution Date.

         "Determination Date" means the eighth calendar day of each month or, if such day is not a Business Day, the immediately succeeding Business Day.

         "Distribution Date" means the fifteenth day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing ________ __, 199_.

         "Event of Default" has the meaning set forth in the Indenture.

         "Excess Amounts" means, with respect to a Distribution Date, all collections on or in respect of the Receivables during the related Collection Period on deposit in the Collection Account and the Distribution Accounts, after payment of the Servicer Payment and distributions of interest and principal in respect of the Securities on such Distribution Date.

         "FCRC" means Fleetwood Credit Receivables Corp., a California corporation, and its successors.

         "FHLMC" means the Federal Home Loan Mortgage Corporation, and its successors.

         "Final Funding Period Distribution Date" means the Distribution Date on which the Securities are to be partially prepaid pursuant to Section 6.10(b), which Distribution Date shall be (i) the Distribution Date immediately succeeding the date on which the Funding Period ends or (ii) the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date.

         "Financed Vehicle" means, as to any Receivable, a new or used recreational vehicle, together with all accessions thereto, securing the related Obligor's indebtedness under such Receivable.

         "Financial Intermediary" means a bank, broker, clearing corporation or the Person (or the nominee of any of them) that in the ordinary course of its business maintains security accounts for its customers and is acting in such capacity.

         "Fiscal Quarter" means each of the following three-month periods: (i) January, February and March; (ii) April, May and June; (iii) July, August and September; and (iv) October, November and December.

         "Fleetwood Credit" means Fleetwood Credit Corp., a California corporation, and its successors.

         "FNMA" means the Federal National Mortgage Association, and its successors.

         "Funding Period" means the period from the Closing Date until the earliest to occur of (i) the date on which the remaining Pre-Funded Amount is less than $100,000.00, (ii) the date on which an Event of Default or Servicer Default occurs or (iii) the close of business on the ________, 199__ Distribution Date.

         "Holder" means a Noteholder or a Certificateholder, as the context may require.

         "Indenture" means the Indenture, dated as of ___________ 1, 199 , between the Issuer and the Indenture Trustee.

         "Indenture Trustee" means ____________, as trustee under the Indenture, and its successors, and any successor trustee under the Indenture.

         "Independent Director" means a director of the Seller who is not (i) a director, officer or employee of any Affiliate of the Seller; (ii) an individual related to any officer or director of any Affiliate of the Seller;
(iii) a holder (directly or indirectly) of more than 10% of any voting securities of any Affiliate of the Seller; or (iv) an individual related to a holder (directly or indirectly) of more than 10% of any voting securities of any Affiliate of the Seller.

         "Initial Cutoff Date" means _________ __, 199 .

         "Initial Receivable" means the Receivables initially transferred by the Seller to the Trust on the Closing Date, which Receivables are listed on the Schedule of Receivables.

         "Initial Servicer Letter of Credit Amount" shall have the meaning specified in the Servicer Letter of Credit, if any.

         "Insolvency Event" means (i) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator, receiver or liquidator for the Servicer (or, so long as the Servicer is Fleetwood Credit, the Seller) in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar Proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (ii) the consent by the Servicer (or, so long as the Servicer is Fleetwood Credit, the Seller) to the appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar Proceedings of or relating to the Servicer (or, so long as the Servicer is Fleetwood Credit, the Seller) of or relating to substantially all of its property; or admission by the Servicer (or, so long as the Servicer is Fleetwood Credit, the Seller) in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, assignment for the benefit of creditors or voluntary suspension of payment of its obligations.

         "Insurance Policy" means the policy or policies of physical damage, credit life or disability insurance, if any, covering individual Financed Vehicles or Obligors, as the case may be.

         "Insurance Proceeds" means proceeds paid pursuant to any Insurance Policy and amounts (exclusive of rebated premiums) paid by any insurer under any other insurance policy relating to a Financed Vehicle, a Receivable or an Obligor.

         "Interest Period" means, with respect to any Distribution Date and any Class of Notes, the period from and including the immediately preceding Distribution Date on which interest has been paid (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

         "Interest Rate" means the Class A-1 Rate, the Class A-2 Rate or the Class A-3 Rate, as the context may require.

         "Investment Earnings" means, with respect to any Trust Account, the investment earnings (net of investment losses) on funds on deposit in such Trust Account.

         "Issuer" has the meaning set forth in the Preamble.

         "Liability" means any liability or expense, including any indemnification obligation.

         "Letter of Credit Bank" means any Person that has provided a Servicer Letter of Credit in accordance with Section 4.01.

         "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

         "Liquidation Expenses" means reasonable out-of-pocket expenses (not to exceed Liquidation Proceeds), other than any overhead expenses, incurred by the Servicer in connection with the realization of the full amounts due under any Receivable (including the attempted liquidation of a Receivable that is brought current and is no longer in default during such attempted liquidation) and the sale of any property acquired in respect thereof that are not recoverable under any Insurance Policy.

         "Liquidation Proceeds" means amounts received by the Servicer (before reimbursement for Liquidation Expenses) in connection with the realization of the amounts due and to become due under any Defaulted Receivable and the sale of any property acquired in respect thereof.

         "Loss" means any loss, liability, claim, damage or reasonable expense, including reasonable fees and expenses of counsel and reasonable expenses of litigation.

         "Mandatory Redemption" has the meaning set forth in the Indenture.

         "Mandatory Prepayment" has the meaning set forth in the Trust
Agreement.

         "Monthly Principal Payment" means, with respect to any Distribution Date, (i) the Pool Balance as of the last day of the second Collection Period preceding the Collection Period in which such Distribution Date occurs (or, with respect to the first Distribution Date, the Original Pool Balance) less
(ii) the Pool Balance as of the last day of the Collection Period relating to such Distribution Date.

         "Moody's" means Moody's Investors Service, Inc., and its successors.

         "Negative Carry Amount" means, with respect to a Collection Period, an amount equal to the difference between (i) 30 days' interest on the Pre-Funded Amount on deposit in the Pre-Funding Account as of the first day of such Collection Period at a rate equal to the weighted average of the Interest Rates and the Pass-Through Rate and (ii) the amount described in clause (i) of the definition of "Available Funds".

         "Negative Carry Amount Deposit" means an amount equal to (i) two month's interest on the Pre-Funded Amount on deposit in the Pre-Funding Account as of the Closing Date at a rate equal to the weighted average of the Interest Rates and the Pass-Through Rate (weighted by Original Note Balance and Original Certificate Balance) less (ii) ____% of the Pre-Funded Amount on deposit in the Pre-Funding Account as of the Closing Date.

         "Non-Reimbursable Payment" has the meaning set forth in Section 6.05.

         "Note Distributable Amount" means, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount.

         "Note Distribution Account" has the meaning set forth in Section
6.01(a).

         "Note Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Note Monthly Interest Distributable Amount for the immediately preceding Distribution Date and any outstanding Note Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date at the related Interest Rate for each Class of Notes for the related Interest Period.

         "Note Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Note Monthly Interest Distributable Amount for such Distribution Date and the Note Interest Carryover Shortfall for such Distribution Date.

         "Note Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Period on each Class of Notes at the related Interest Rate for such Class on the Outstanding Amount of such Class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such Class on or prior to such Distribution Date.

         "Note Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Note Percentage of the Monthly Principal Payment.

         "Note Owner" has the meaning set forth in the Indenture.

         "Note Percentage" means, (i) for each Distribution Date to and including the later to occur of (a) the Distribution Date on which the principal amount of the Class A-1 Notes is reduced to zero and (b) the ________ 199__ Distribution Date, 100%, (ii) for each Distribution Date thereafter to and including the Distribution Date on which the principal amount of the Class A-3 Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the Outstanding Amount on the Distribution Date immediately preceding the Distribution Date for which the Note Percentage is being calculated (after giving effect to all distributions made on such immediately preceding Distribution Date) and the denominator of which is the Pool Balance on the last day of the second Collection Period preceding the Collection Period in which the Distribution Date for which the Note Percentage is being calculated occurs; provided, however, that on each Distribution Date following the occurrence of a Rating Event, until the principal amount of the Notes is paid in full or such rating is restored, the Note Percentage shall mean 100%, and (iii) for each Distribution Date thereafter, zero.

         "Note Pool Factor" means, for each Class of Notes, a seven-digit decimal computed by the Servicer prior to each distribution with respect to such Notes indicating the Outstanding Amount of such Class of Notes, as of the related Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the Original Note Balance of such Class of Notes.

         "Note Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Note Monthly Principal Distributable Amount for the immediately preceding Distribution Date and any outstanding Note Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such preceding Distribution Date.

         "Note Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Note Monthly Principal Distributable Amount and the Accelerated Principal Distributable Amount, if any, for such Distribution Date and the Note Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Note Principal Distributable Amount with respect to a Class of Notes shall not exceed the Outstanding Amount of such Class; and provided, further, that the Note Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date shall not be less than the amount necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A-1 Note Balance to zero; and on the Class A-2 Final Scheduled Distribution Date, the Note Principal Distributable Amount shall not be less than the amount necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A-2 Note Balance to zero. On the Class A-3 Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount of any principal due and remaining unpaid on each Receivable in the Trust as of the Class A-3 Final Scheduled Distribution Date so as to reduce the Class A-3 Note Balance to zero.

         "Note Register" has the meaning set forth in the Indenture.

         "Noteholder" has the meaning set forth in the Indenture.

         "Obligee" means the Person to whom an Obligor is indebted under a Receivable.

         "Obligor" means, with respect to a Receivable, the retail purchaser or co-purchasers of the related Financed Vehicle and any other Person that owes payments under such Receivable.

         "Offered Securities" has the meaning set forth in Section 7.03(c)(ii).

         "Officer's Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of any Person delivering such certificate and delivered to the Person to whom such certificate is required to be delivered. In the case of an Officer's Certificate of the Servicer, at least one of the signing officers must be a Servicing Officer. Unless otherwise specified, any reference herein to an Officer's Certificate shall be to an Officer's Certificate of the Servicer.

         "Opinion of Counsel" means a written opinion of counsel (who may be counsel to the Seller or the Servicer) acceptable to the Indenture Trustee or the Owner Trustee, as the case may be.

         "Original Certificate Balance" means $____________.

         "Original Class A-1 Note Balance" means $____________.

         "Original Class A-2 Note Balance" means $____________.

         "Original Class A-3 Note Balance" means $____________.

         "Original Note Balance" means the Original Class A-1 Note Balance, the Original Class A-2 Note Balance or the Original Class A-3 Note Balance, as the context may require.

         "Original Pool Balance" means $_____________.

         "Outstanding" means, with respect to the Securities, as of the date of determination, all Notes of one Class or of all Classes, all Certificates or all Securities, as the case may be, theretofore authenticated and delivered except:

                  (i) Securities theretofore cancelled by the related Registrar or delivered to the applicable Registrar for cancellation;

                  (ii) Securities or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the related Trustee or any Paying Agent, as the case may be, in trust for the Holders of such Securities (provided, however, that if such Securities are to be redeemed or repurchased, notice of such redemption or repurchase has been duly given or provision for such notice has been made, satisfactory to the related Trustee); and

                  (iii) Securities in exchange for or in lieu of other Securities that have been authenticated and delivered unless proof satisfactory to the related Trustee is presented that any such Securities are held by a protected purchaser (as defined in Article 8 of the UCC);

provided, that in determining whether the Holders of Securities representing a specified percentage of Voting Interest have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Securities owned by the Issuer, any other obligor upon the Securities, the Seller, the Servicer or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the related Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that such Trustee knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the related pledgee establishes to the satisfaction of the related Trustee such pledgee's right so to act with respect to such Securities and that such pledgee is not the Seller, Fleetwood Credit, the Issuer (or any other obligor upon the Securities) or any of their respective Affiliates.

         "Outstanding Amount" has the meaning set forth in the Indenture.

         "Owner Trustee" means ___________, a _________, as trustee of the Trust, and its successors, and any successor trustee under the Trust Agreement.

         "Owner Trustee Corporate Trust Office" has the meaning set forth in the Trust Agreement.

         "Pass-Through Rate" means ____% per annum.

         "Permitted Investments" means any one or more of the following obligations or securities, all of which shall be denominated in United States dollars:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed as to timely payment of principal and interest by FNMA, FHLMC or any State or the Commonwealth of Puerto Rico then rated the highest available credit rating of each Rating Agency for such obligations;

                  (iii) demand and time deposits in, certificates of deposit of, banker's acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or the Owner Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment either (a) the long-term, unsecured debt obligations of such depository institution or trust company have credit ratings from Moody's at least equal to "Aa2" and shall have commercial paper or other short-term debt obligations rated at least "A-1+" by Standard & Poor's and "P-1" by Moody's or (b) the investment is guaranteed by an entity the long-term, unsecured debt obligations of which have been rated "AAA" by Standard & Poor's and at least "Aa2" by Moody's or otherwise will not result in the qualification, reduction or withdrawal by Moody's or Standard & Poor's of its then-applicable rating on any Class of Notes or the Certificates; if the investments in this paragraph fall below the specified ratings, the invested monies shall be moved to Permitted Investments as soon as the investment matures; however, no new monies may be invested in any instrument that is not currently a Permitted Investment;

                  (iv) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed as to timely payment of principal and interest by an agency or instrumentality of the United States, in either case entered into with a depository institution or trust company (including the Indenture Trustee or the Owner Trustee), acting as principal and the counterparty, the long-term unsecured debt obligations of which are rated "AAA" by Standard & Poor's and at least "Aa2" by Moody's and commercial paper or other short-term debt obligations are rated at least "A-1+" by Standard & Poor's and "P-1" by Moody's;

                  (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State that at the time of such investment or contractual commitment providing for such investment have long-term, unsecured debt obligations rated "AAA" by Standard & Poor's and at least "Aa2" by Moody's or better and shall have commercial paper or other short-term debt obligations rated at least "A-1+" by Standard & Poor's and "P-1" by Moody's; provided, however, that securities issued by any corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the sum of the Aggregate Principal Balances of the Receivables and all Permitted Investments held as part of the Trust;

                  (vi) commercial paper given the highest rating by each Rating Agency at the time of such investment; provided, that the issuer of such commercial paper must have a long-term unsecured debt rating of at least A1 from Moody's and A+ from Standard & Poor's; and

                  (vii) any other investments that meet the criteria of each Rating Agency as being consistent with their then-current rating of each Class of Notes and the Certificates.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, business trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Physical Property" means certificated securities, bankers' acceptances, commercial paper, negotiable certificates of deposit and any other obligations that evidence a right to the payment of money and is not itself a security agreement or lease and is of a type that is in ordinary course of business transferred by delivery with necessary endorsement or assignment.

         "Pool Balance" means, as of the first day of a Collection Period, the Aggregate Principal Balance of the related Receivables at the end of the immediately preceding Collection Period, after giving effect to all payments of principal received from or on behalf of Obligors and all payments of principal on Receivables to be repurchased remitted by the Seller or the Servicer, as the case may be, all for such immediately preceding Collection Period. The Pool Balance shall be computed by allocating payments on or in respect of the Receivables to principal and to interest using the simple interest method, and will increase during the Funding Period by the principal amount (not to exceed $______________) of the Subsequent Receivables conveyed to the Trust as of the related Subsequent Cutoff Dates.

         "Pre-Funded Amount" means (i) at the Closing Date, $_____________, and
(ii) at any other date, the amount then on deposit in the Pre-Funding Account.

         "Principal Balance" means, with respect to any Receivable as of any date, the Amount Financed, without regard to any offsets or judicial reductions thereof, minus the sum of (i) that portion of all payments received on or prior to such date by the Servicer and allocable as a payment of principal pursuant to Section 6.03, (ii) any refunded portion of extended warranty protection plan costs, or of physical damage, credit life or disability insurance premiums included in the Amount Financed unless such refund must be paid to the related Obligor and (iii) any payment of the Repurchase Amount allocable to principal with respect to each Receivable which became a Defaulted Receivable or Repurchased Receivable during or prior to the related Collection Period.

         "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

         "Rating Agency" means each of Moody's and Standard & Poor's.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given ten Business Days (or such shorter period as is acceptable to the related Rating Agency) prior notice thereof and shall have notified the Seller, the Servicer and the Issuer in writing that such action will not result in a Rating Event.

         "Rating Event" means, as of any date, any qualification, reduction or withdrawal by either Rating Agency of its then current rating of any Class of Notes.

         "Realized Losses" means, with respect to a Collection Period, the amount by which (i) the Aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period exceeds (ii) the sum of (a) the aggregate Liquidation Proceeds recovered in respect of principal of such Defaulted Receivables during such Collection Period and (b) recoveries in respect of all Defaulted Receivables received during such Collection Period, to the extent not otherwise included in the amount determined pursuant to clause
(a) above.

         "Receivable" means each simple interest retail installment sales contract executed by an Obligor and pursuant to which such Obligor purchased, financed or pledged the Financed Vehicle described therein, agreed to pay the deferred purchase price (i.e., the purchase price net of any down payment) or amount borrowed, together with interest, as therein provided in connection with such purchase or loan, granted a security interest in such Financed Vehicle, and undertook to perform certain other obligations as specified in such Receivable, and that has been (or, in the case of Subsequent Receivables, will be) conveyed to the Trust.

         "Receivable Documents" means, with respect to each Receivable: (i) the Receivable; (ii) the original Title Document for the related Financed Vehicle or a duplicate copy thereof issued or certified by the Registrar of Titles that issued the original thereof, together with evidence of perfection of the security interest in the related Financed Vehicle granted by such Receivable, as determined by the Servicer to be permitted or required to perfect such security interest under the laws of the applicable jurisdiction (or, in the case of a Receivable listed on the Schedule of Receivables, written evidence from the Dealer selling such Financed Vehicle that the Title Document for such Financed Vehicle showing the Seller as first lienholder has been applied for); (iii) the related Assignments; (iv) any agreement modifying the Receivable (including any extension agreement); and (v) documents evidencing the existence of an Insurance Policy covering such Financed Vehicle.

         "Receivable Files" means the Receivable Documents and all other papers and computerized records customarily kept by the Servicer in servicing retail installment sales contracts comparable to the Receivables.

         "Receivables Purchase Agreement" means that certain receivables purchase agreement, dated as of ____________ 1, 199 , between the Seller and FCRC, as purchaser.

         "Record Date" means, with respect to a Distribution Date, the date immediately preceding such Distribution Date or, if Definitive Securities are issued, the last day of the immediately preceding calendar month.

         "Registrar of Titles" means the agency, department or office having the responsibility for maintaining records of titles to motor vehicles and issuing documents evidencing such titles in the jurisdiction in which a particular Financed Vehicle is registered.

         "Repurchase Amount" means, with respect to a Receivable, an amount equal to the unpaid Principal Balance owed by the related Obligor plus interest thereon at a rate equal to the Required Rate to the last day of the month of repurchase.

         "Repurchased Receivable" means a Receivable repurchased as of the related Servicer Report Date by the Servicer pursuant to Section 5.06 or by the Seller pursuant to Section 3.02.

         "Required Deposit Rating" means that the short-term credit rating of the related entity is at least equal to Prime-1 by Moody's and A-1+ by Standard & Poor's.

         "Required Rate" means the sum of (i) the weighted average of the Interest Rates and the Pass-Through Rate and (ii) the Servicing Fee Rate.

         "Required Servicer Rating" means, with respect to the Servicer, that the short-term unsecured debt obligations of the Servicer are rated at least equal to Prime-1 by Moody's and A-1 by Standard & Poor's.

         "Reserve Fund" has the meaning set forth in Section 6.01(a).

         "Reserve Fund Initial Deposit" means $__________ (i.e., $______ plus the Negative Carry Amount Deposit).

         "Reserve Fund Property" means the Reserve Fund Initial Deposit and all other amounts deposited in or credited to the Reserve Fund from time to time, including all Permitted Investments made with amounts on deposit in the Reserve Fund and all Investment Earnings, distributions on and proceeds of the foregoing.

         "Reset Percentage" shall have the meaning specified in the Servicer Letter of Credit, if any.

         "Schedule of Receivables" means the schedule of receivables attached as Schedule A hereto, as it may be amended or supplemented (including pursuant to any Transfer Agreement) from time to time.

         "Securities" means the Notes and the Certificates.

         "Securityholders" means the Holders of the Notes or the Certificates, as the context may require.

         "Security Owner" means a Note Owner or a Certificate Owner, as the context may require.

         "Seller" means FCRC, in its capacity as the Seller of the Receivables under this Agreement, and each successor thereto (in the same capacity) pursuant to Section 7.03.

         "Servicer" means Fleetwood Credit, in its capacity as the servicer of the Receivables under Section 5.01, and, in each case upon succession in accordance herewith, each successor servicer in the same capacity pursuant to
Section 5.01 and each successor servicer pursuant to Section 9.02.

         "Servicer Default" means an event specified in Section 9.01.

         "Servicer Letter of Credit" means, if the Servicer desires to remit collections on or in respect of the Receivables to the Collection Account on a monthly basis but the conditions of clause (a) of Section 6.02 are not otherwise satisfied, an irrevocable letter of credit, issued by the Letter of Credit Bank and naming the Indenture Trustee as beneficiary, substantially in, except as otherwise provided in this Agreement, the form attached hereto as Exhibit A.

         "Servicer Letter of Credit Amount" has the meaning set forth in
Section 4.01(a).

         "Servicer Letter of Credit Percentage" shall have the meaning specified in the Servicer Letter of Credit, if any.

         "Servicer Payment" means the sum of (i) the amount paid the Servicer to reimburse the Servicer for any outstanding Advances and (ii) the Servicing Fee (including any unpaid Servicing Fees with respect to one or more prior Collection Periods).

         "Servicer Report Date" means, with respect to any Distribution Date, the fifth Business Day prior to such Distribution Date.

         "Servicer's Certificate" has the meaning set forth in Section 5.08.

         "Servicing Fee" means the fee payable to the Servicer for services rendered during the related Collection Period pursuant to Section 5.07, which amount, for a Collection Period, shall equal the product of 1/12 of the Servicing Fee Rate times the Pool Balance as of the Record Date immediately preceding the first day of such Collection Period, except that in the case of the first Collection Period, the Servicing Fee shall equal the product of 1/12 of the Servicing Fee Rate times the Original Pool Balance.

         "Servicing Fee Rate" means 1.00% per annum.

         "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Indenture Trustee and the Owner Trustee by the Servicer pursuant to Section 5.01.

         "Specified Reserve Fund Balance" means, with respect to (i) the first Distribution Date, an amount equal to $____________ (i.e., $__________ plus an amount equal to the Negative Carry Amount Deposit), and (ii) each Distribution Date thereafter, an amount equal to the lesser of (a) $________ or (b) ____% of the sum of the Outstanding Amount and the Certificate Balance (after giving effect to distributions of principal to be made on such Distribution Date). Notwithstanding the foregoing, in no event shall the Specified Reserve Fund Balance be less than $_________. However, on each Distribution Date following any Fiscal Quarter in which losses or delinquencies in respect of the Receivables exceed ____%, the Specified Reserve Fund Balance will be equal to the greater of the amount provided for in the first sentence of this definition or an amount equal to the Pool Balance as of the last day of the related Collection Period multiplied by a percentage determined by subtracting from ____% a fraction (expressed as a percentage) equal to one minus a fraction, the numerator of which will equal the Outstanding Amount and the denominator of which will equal the Pool Balance, in each case as of the last day of the three related Collection Periods in such Fiscal Quarter; provided, however, that following any Fiscal Quarter thereafter in which the losses and delinquencies in respect of the Receivables are less than ____%, the Specified Reserve Fund Balance shall return to the amount provided for in the first two sentences of this definition. In addition, if on any Distribution Date cumulative losses in respect of the Receivables exceed _____% of the sum of the Original Pool Balance and the Aggregate Principal Balance of all Subsequent Receivables conveyed to the Trust as of the related Subsequent Cutoff Dates, the Specified Reserve Fund Balance shall remain at the level in effect as of such date and shall not be reduced further in accordance with the first sentence of this definition.

         "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

         "State" means any of the 50 states of the United States, or the District of Columbia.

         "Subsequent Cutoff Date" means the date in the related month of transfer, designated by Fleetwood Credit and the Seller in a related Transfer Agreement, upon which Fleetwood Credit will be obligated to sell, and the Seller will be obligated to purchase, Subsequent Receivables.

         "Subsequent Receivables" means the Receivables transferred by the Seller to the Trust pursuant to the Receivables Purchase Agreement and a related Transfer Agreement on the related Subsequent Transfer Date, which Receivables are listed on Schedule A to such Transfer Agreement.

         "Subsequent Transfer Date" means the Business Day specified by Fleetwood Credit and the Seller during the month in which the related Subsequent Cutoff Date occurs.

         "Taxes" means any taxes, including any sales, gross receipts, general corporation, personal property, privilege or license taxes.

         "Title Document" means, with respect to any Financed Vehicle, the certificate of title for, or other evidence of ownership of, such Financed Vehicle issued by the Registrar of Titles in the jurisdiction in which such Financed Vehicle is registered.

         "Transfer Agreement" means each Transfer Agreement, dated as of the related Subsequent Cutoff Date, among the Seller, Fleetwood Credit and the Owner Trustee, pursuant to which Subsequent Receivables are conveyed to the Trust, substantially in the form attached as Exhibit B hereto.

         "Trust" has the meaning set forth in the preamble.

         "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Yield Supplement Account Initial Deposit, and all proceeds of the foregoing.

         "Trust Accounts" has the meaning set forth in Section 6.01(a).

         "Trust Agreement" means the Trust Agreement, dated as of __________, 199 , between the Seller and the Owner Trustee.

         "Trust Estate" has the meaning set forth in the Trust Agreement.

         "Trustee" means the Owner Trustee or the Indenture Trustee, as the context may require.

         "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

         "United States" means the United States of America.

         "Vehicle Receivables" has the meaning set forth in Section 7.03(c)(i).

         "Voting Interests" means the aggregate voting strength evidenced by the Certificates or the Notes, as the case may be; provided, however, that where the Voting Interests are relevant in determining whether the vote of the requisite percentage of Certificateholders or Noteholders, as the case may be, necessary to effect any consent, waiver, request or demand shall have been obtained, the Voting Interests shall be deemed to be reduced by the amount equal to the Voting Interests (without giving effect to this provision) represented by the interests evidenced by any such Security registered in the name of the Seller, the Servicer or any Person controlling, controlled by or under common control with the Seller or the Servicer.

         "Yield Supplement Account" has the meaning set forth in Section
6.01(a).

         "Yield Supplement Account Initial Deposit" means the amount equal to the Yield Supplement Amount.

         "Yield Supplement Amount" means an amount equal to the aggregate amount by which (i) interest on the Principal Balance of each Initial Receivable for the period commencing on the Initial Cutoff Date and ending with the scheduled maturity of each such Receivable (assuming that payments on such Receivables are made as scheduled and no prepayments are made) at a rate equal to the Required Rate, exceeds (ii) interest on such Principal Balance at the APR of such Receivable.

         "Yield Supplement Deposit Amount" means the aggregate Yield Supplement Amount in respect of the Receivables for the related Collection Period, if any.

         Section 1.02. Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to this Agreement include all Exhibits hereto, (iii) references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section herein, (iv) references to an Article or Section such as "Article One" or "Section 1.01" shall refer to the applicable Article or Section of this Agreement, (v) the term "include" and all variations thereof shall mean "include without limitation", (vi) the term "or" shall include "and/or", (vii) the term "proceeds" shall have the meaning ascribed to such term in the UCC, (viii) references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form, (ix) references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, (x) references to Persons include their permitted successors and assigns, (xi) all accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States, and (xii) all references to the Record Date prior to the first Record Date in the life of the Trust shall be to the Initial Cutoff Date.

         Section 1.03. Calculations. Except as otherwise provided herein, all interest rate calculations hereunder will be made on the basis of a 360-day year and twelve 30-day months, and will be carried out to at least six decimal places. Collections of interest on Receivables will be calculated in accordance with the terms thereof.

                                  ARTICLE TWO

                           CONVEYANCE OF RECEIVABLES

         Section 2.01. Conveyance of Initial Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller of executed and authenticated Notes and Certificates, in authorized denominations and in aggregate amounts equal to the sum of the Original Certificate Balance and the Original Note Balance, the Seller does hereby sell, transfer, assign and otherwise convey to the Issuer, in trust for the benefit of the Securityholders, without recourse (subject to the Seller's obligations herein):

                  (a) all right, title and interest of the Seller in and to the Initial Receivables listed in Schedule A hereto and all monies due thereon and paid thereon or in respect thereof (including proceeds of the repurchase of Initial Receivables by the Seller pursuant to
         Section 3.02 or 10.01 or the repurchase of Initial Receivables by the Servicer, or any successor to the Servicer, pursuant to Section 5.06 or 10.01) on or after the Initial Cutoff Date, exclusive of Accrued Interest as of the opening of business on the Initial Cutoff Date;

                  (b) the interest of the Seller in the security interests in the Financed Vehicles granted by the related Obligors pursuant to the Initial Receivables;

                  (c) the interest of the Seller in any Liquidation Proceeds, in any proceeds of any physical damage Insurance Policies covering the Financed Vehicles and in any proceeds of any credit life or credit disability Insurance Policies relating to the Initial Receivables or the related Obligors;

                  (d) the interest of the Seller in any proceeds from Dealer repurchase obligations relating to the Initial Receivables;

                  (e) the interest of the Seller under the Receivables Purchase Agreement;

                  (f)     all other assets comprising the estate of the Trust;
         and

                  (g)     all proceeds of the foregoing.

         Section 2.02.  Conveyance of Subsequent Receivables.

         (a) Subject to the conditions set forth in Section 2.02(b), in consideration of the Issuer's delivery to or upon the order of the Seller of the purchase price for the Subsequent Receivables, in each case as described below and set forth in the related Transfer Agreement, the Seller shall on each Subsequent Transfer Date sell, transfer, assign and otherwise convey to the Issuer, in trust for the benefit of the Securityholders, without recourse (subject to the Seller's obligations herein):

                  (i) all right, title and interest of the Seller in and to the Subsequent Receivables listed on Schedule A to the related Transfer Agreement, and all monies due thereon and paid thereon or in respect thereof (including proceeds of the repurchase of such Subsequent Receivables by the Seller pursuant to Section 3.02 or
         Section 10.01 or the purchase of such Subsequent Receivables by the Servicer pursuant to Section 5.06 or Section 10.01) on or after the related Subsequent Cutoff Date;

                  (ii) the interest of the Seller in the security interests in the Financed Vehicles granted by the related Obligors pursuant to the Subsequent Receivables;

                  (iii) the interest of the Seller in any Liquidation Proceeds and Insurance Proceeds relating to the Subsequent Receivables or the related Obligors;

                  (iv) the interest of the Seller in any proceeds from Dealer repurchase obligations relating to the Subsequent Receivables; and

                  (v)     all proceeds of the foregoing.

         The purchase price to be paid by the Trust on each Subsequent Transfer Date for the Subsequent Receivables so sold shall be set forth in the related Transfer Agreement and shall be paid from monies released from the Pre-Funding Account pursuant to Section 6.10. Such purchase price shall equal the Aggregate Principal Balance of such Subsequent Receivables as of the related Subsequent Cutoff Date.

         (b) The Seller shall transfer to the Issuer the Subsequent Receivables and the other property and rights related thereto described in
Section 2.02(a) only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Seller shall have timely provided the Owner Trustee and each Rating Agency with a written addition notice, in substantially the form of Exhibit C hereto, and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Receivables;

                  (ii) the Seller shall have delivered to the Owner Trustee an executed Transfer Agreement in substantially the form of Exhibit B hereto, which shall include a list of the Subsequent Receivables so transferred;

                  (iii) the Seller shall have caused the Servicer to deposit in the Collection Account all collections on or in respect of the Subsequent Receivables received on or after the related Subsequent Cutoff Date but prior to the related Subsequent Transfer Date; provided, however, that for so long as (A) Fleetwood Credit shall be the Servicer and (B) the Servicer shall be entitled pursuant to
         Section 6.02 to remit collections on a monthly rather than daily basis, the Seller shall cause the Servicer to deposit such collections in the Collection Account on the Business Day immediately preceding the Distribution Date immediately succeeding the related Subsequent Transfer Date;

                  (iv) as of each Subsequent Transfer Date, neither the Servicer nor the Seller was insolvent nor will either of them have been made insolvent by such transfer nor is any of them aware of any pending insolvency;

                  (v) such addition will not result in a material adverse federal or California tax consequence to the Trust or the Securityholders;

                  (vi)    the Funding Period shall not have terminated;

                  (vii) the Seller shall have delivered to the Owner Trustee and each Rating Agency an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph and in Section 5 of the related Transfer Agreement;

                  (viii) the Seller shall have delivered to each Rating Agency and the Owner Trustee an Opinion of Counsel with respect to the transfer of the Subsequent Receivables;

                  (ix) the Seller shall have taken all actions required to maintain the first perfected ownership interest of the Trust in the assets of the Trust (including the Subsequent Receivables);

                  (x) no selection procedures believed by the Seller or the Servicer to be adverse to the interests of the Securityholders shall have been utilized in selecting the Subsequent Receivables;

                  (xi) the Seller and the Owner Trustee shall have been advised in writing by each Rating Agency on or before the Business Day immediately preceding the related Subsequent Transfer Date that the conveyance of the Subsequent Receivables will not result in a Rating Event; and

                  (xii) the Seller shall have provided the Owner Trustee with a supplement to the Schedule of Receivables setting forth the Subsequent Receivables to be transferred on such Subsequent Transfer Date.

         The Owner Trustee shall not be required to investigate or otherwise verify compliance with the conditions specified above (except in respect of its own receipt of documents specified above) and shall be entitled to rely upon the Officer's Certificates and Opinions of Counsel to be delivered pursuant to paragraphs (vii) and (viii) above for such purposes.

         Section 2.03.  Actions as to Receivables.

         (a) Fleetwood Credit has filed or caused to be filed (or, in the case of the Subsequent Receivables, will file or will cause to be filed) UCC-1 financing statements naming Fleetwood Credit as secured party and describing the Receivables as collateral with the Office of the Secretary of State of the State of California. The Seller has filed or caused to be filed (or, in the case of the Subsequent Receivables, will file or will cause to be filed) UCC-1 financing statements, executed by the Seller as debtor, naming the Owner Trustee as secured party and describing the Receivables being sold by it to the Owner Trustee on behalf of the Trust as collateral, with the Office of the Secretary of State of the State of California. The Trust has filed or caused to be filed (or, in the case of the Subsequent Receivables, will file or will cause to be filed) UCC-1 financing statements, executed by the Trust as debtor, naming the Indenture Trustee, on behalf of the Noteholders, as secured party and describing the Receivables as collateral, with the office of the Secretary of State of the States of Delaware and California. The grant of a security interest to the Indenture Trustee and the rights of the Indenture Trustee in the Receivables shall be governed by the Indenture.

         (b) If any change in the name, identity or corporate structure of the Seller or Fleetwood Credit or the relocation of the chief executive office of any of them would make any financing or continuation statement or notice of Lien filed under this Agreement or the other Basic Documents seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Servicer, within the time period required by applicable law, shall file such financing statements or amendments as may be required to preserve and protect the interests of the Trustees and the Securityholders in the Receivables, Financed Vehicles and the proceeds thereof. Promptly thereafter, the Servicer shall deliver to the Trustees an Opinion of Counsel stating that, in the opinion of such counsel, all financing statements or amendments necessary fully to preserve and protect the interests of the Trustees and the Securityholders in the Receivables, Financed Vehicles and the proceeds thereof have been filed, and reciting the details of such filings.

         (c) From time to time, the Servicer shall cause to be taken such actions as are necessary to continue the perfection of the respective interests of the Indenture Trustee and the Owner Trustee in the Receivables and to continue the first priority security interest of the Indenture Trustee in the Financed Vehicles and their proceeds (other than, as to such priority, any statutory Lien arising by operation of law after the related Cutoff Date, in each case that is prior to such interest), including the filing of financing statements, amendments thereto or continuation statements and the making of notations on records or documents of title. The Servicer shall pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Indenture Trustee's right, title and interest in and to the Receivables and in connection with maintaining the first priority security interest in the Financed Vehicles and the proceeds thereof.

                                 ARTICLE THREE

                                THE RECEIVABLES

         Section 3.01. Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement in the case of the Initial Receivables, and as of the related Subsequent Transfer Date in the case of the Subsequent Receivables, but shall in each case survive the sale, transfer and assignment of the related Receivables to the Issuer, any subsequent assignment or transfer and the pledge thereof to the Indenture Trustee pursuant to the Indenture:

                  (a) Characteristics of Receivables. Each Receivable (i) shall have been (A) originated in the United States by a Dealer for the retail sale of the related Financed Vehicle in the ordinary course of such Dealer's business, (B) fully and properly executed by the parties thereto, (C) purchased by Fleetwood Credit from such Dealer under an agreement with Fleetwood Credit and (D) validly assigned by such Dealer to Fleetwood Credit in accordance with its terms and shall have been subsequently sold by Fleetwood Credit to the Seller, (ii) shall have created or shall create a valid, subsisting and enforceable first priority perfected security interest in favor of Fleetwood Credit in the related Financed Vehicle, which security interest has been assigned by Fleetwood Credit to the Seller and shall be assignable, and shall be so assigned, by the Seller to the Indenture Trustee, (iii) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (iv) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and provide for a finance charge or yield interest at its APR and (v) shall provide for, in the event that such Receivable is prepaid in full, a payment that fully pays the Principal Balance thereof and includes accrued but unpaid interest at least through the date of prepayment in an amount at least equal to its APR.

                  (b) Schedule of Receivables. The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Initial Cutoff Date or the related Subsequent Cutoff Date, as the case may be, and no selection procedures adverse to the Securityholders shall have been utilized in selecting the Receivables from those Receivables of Fleetwood Credit that met the selection criteria set forth in this Section.

                  (c) Compliance with Law. Each Receivable shall have complied at the time it was originated or made, and shall comply at the time of execution of this Agreement in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the

         Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit, equal credit opportunity and disclosure laws.

                  (d) Binding Obligation. Each Receivable shall constitute the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, liquidation and other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a Proceeding in equity or at law.

                  (e) No Government Obligor. None of the Receivables shall be due from the United States or any state or local government thereof or from any agency, department or instrumentality of the United States or any state or local government.

                  (f) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first security interest in the related Financed Vehicle in favor of Fleetwood Credit as secured party or all necessary and appropriate action with respect to such Receivable shall have been taken to perfect a first priority security interest in such Financed Vehicle in favor of Fleetwood Credit as secured party.

                  (g) Receivables in Force. No Receivable shall have been satisfied, subordinated or rescinded, nor shall any Financed Vehicle have been released from the Lien granted by the related Receivable in whole or in part.

                  (h) No Waiver. No provision of a Receivable shall have been waived in such a manner that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

                  (i) No Amendments. No Receivable shall have been amended in such a manner that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

                  (j) No Defenses. No facts shall be known to the Seller that would give rise to any right of rescission, setoff, counterclaim or defense, nor shall the same have been asserted or threatened, with respect to any Receivable.

                  (k) No Liens. To the knowledge of the Seller, no Liens shall have been filed, including Liens for work, labor or materials relating to a Financed Vehicle, that shall be prior to, or equal or coordinate with, the security interest in such Financed Vehicle granted by the related Receivable.

                  (l) No Default. Except for payment defaults continuing for a period of not more than 30 days as of the Initial Cutoff Date or the related Subsequent Cutoff Date, as the case may be, no default, breach, violation or event permitting acceleration under the terms of any Receivable shall have occurred; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable shall have arisen; and the Seller shall not have waived any of the foregoing.

                  (m) Insurance. Fleetwood Credit, in accordance with its customary servicing procedures, shall have determined that each Obligor has obtained physical damage insurance covering the related Financed Vehicle.

                  (n) Good Title. It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Seller to the Trust and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Trust, and no provision of a Receivable shall have been waived, except as provided in paragraph (h) above; immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; immediately upon the transfer and assignment thereof, the Trust shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer and assignment herein contemplated has been perfected under the UCC.

                  (o) Lawful Assignment. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or any Transfer Agreement or pursuant to transfers of the Securities shall be unlawful, void or voidable.

                  (p) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Indenture Trustee a first perfected ownership interest in the Receivables shall have been made.

                  (q) One Original. There shall be only one original executed copy of each Receivable.

                  (r) Agreement/Transfer Agreement. The additional representations and warranties as to the Receivables in this Agreement or in the related Transfer Agreement, as the case may be, shall be true and correct.

         Section 3.02. Repurchase Upon Breach. The Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties set forth herein or in any Transfer Agreement that materially and adversely affects any Receivable. Unless such breach shall have been cured by the second Record Date following the discovery thereof (or, at the Seller's option, the first Record Date following such discovery), the Seller shall repurchase any Receivable materially and adversely affected by such breach, as of such Record Date. If necessary, the Seller shall enforce the obligation of Fleetwood Credit under the Receivables Purchase Agreement to repurchase such Receivable from the Seller. In consideration of the purchase of any such Receivable, the Seller shall remit the Repurchase Amount of such Receivable (less the amount of any Liquidation Proceeds with respect to such Receivable deposited, or to be deposited, by the Servicer into the Collection Account pursuant to Section 5.03) to the Collection Account in the manner specified in Section 6.06(a)(i). In the event that, as of the date of execution and delivery of this Agreement, any Liens shall have been filed, including Liens for work, labor or materials relating to a Financed Vehicle, that shall be prior to, or equal or coordinate with, the Lien granted by the related Receivable (whether or not the Seller has knowledge thereof), and such breach materially and adversely affects the interests of the Trust in such Receivable, the Seller shall repurchase such Receivable on the terms and in the manner specified above. The sole remedy of the Owner Trustee, the Trust or the Securityholders with respect to a breach of the Seller's representations and warranties set forth herein or in any Transfer Agreement or with respect to the existence of any such Liens shall be to require the Seller to repurchase Receivables pursuant to this Section and to enforce Fleetwood Credit's obligation to the Seller to repurchase such Receivables from the Seller pursuant to the Receivables Purchase Agreement.

         Section 3.03. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Owner Trustee, upon the execution and delivery of this Agreement, revocably appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Owner Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Owner Trustee with respect to each Receivable on or prior to the Closing Date and each Subsequent Receivable on or prior to the related Subsequent Transfer Date:

                  (a)     the original of the Receivable;

                  (b) all documents evidencing the existence of physical damage insurance covering the related Financed Vehicle;

                  (c) the original credit application, executed by the Obligor;

                  (d) the original Title Document or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest in the related Financed Vehicle; and

                  (e) any and all other documents that the Seller or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Receivable or the related Obligor or Financed Vehicle.

         Section 3.04.  Duties of Servicer as Custodian.

         (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Owner Trustee for the use and benefit of all present and future Securityholders, and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Owner Trustee to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that it exercises with respect to the receivable files of comparable recreational vehicle receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic reviews of the files of all receivables owned or serviced by it which shall include the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Owner Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Owner Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

         (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to this Agreement, or at such other office as shall be specified to the Owner Trustee by 30 days' prior written notice. The Servicer shall make available to the Owner Trustee or its duly authorized representatives, attorneys or auditors the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times as the Owner Trustee may reasonably request.

         (c) Release of Documents. Upon instruction from the Owner Trustee, the Servicer shall release any document in the Receivable Files to the Owner Trustee or its agent or designee, as the case may be, at such place or places as the Owner Trustee may designate, as soon as practicable. The Servicer shall not be responsible for any loss occasioned by the failure of the Owner Trustee to return any document or any delay in doing so.

         Section 3.05. Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions (a copy of which shall be furnished to the Owner Trustee) with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of the Owner Trustee. A certified copy of a bylaw or of a resolution of the board of directors of the Owner Trustee shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Owner Trustee.

         Section 3.06. Indemnification. Subject to Section 9.02, the Servicer shall indemnify the Trust, the Trustees and the Securityholders for any Losses that may be imposed on, incurred by or asserted against the Trust, the Trustees or the Securityholders as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer of the Receivable Files, or the failure of the Servicer to perform its duties and service the Receivables in compliance with the terms of this Agreement; provided, however, that the Servicer shall not be liable to any Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such Trustee. The Servicer shall also indemnify and hold harmless the Trust, the Trust Estate and the Securityholders against any Taxes that may be asserted at any time against any of them with respect to the Receivables and the costs and expenses in defending against such Taxes. The Servicer shall immediately notify the Trustees if a Claim is made by a third party with respect to the Receivables, shall assume, with the consent of the Trustees, the defense of any such Claim, pay all costs and expenses in connection therewith, including counsel fees, and shall promptly pay, discharge and satisfy any judgment or decree that may be entered against it or the Trust.

         The Servicer, as custodian, shall indemnify the Owner Trustee for any Loss that may be imposed on, incurred or asserted against the Owner Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee.

         Section 3.07. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Initial Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If the Servicer shall resign in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated pursuant to Section 9.01, the appointment of the Servicer as custodian shall be terminated by (i) the Owner Trustee, (ii) the Indenture Trustee, (iii) Noteholders evidencing not less than 51% of the Voting Interest thereof or (iv) Certificateholders evidencing not less than 51% of the Voting Interest thereof, in each case in the same manner as the Trustees or the Securityholders may terminate the rights and obligations of the Servicer pursuant to Section 9.01. The Owner Trustee may terminate the Servicer's appointment as custodian, with cause at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall, at its own expense, deliver the Receivable Files to the Owner Trustee or its agent at such place or places as the Owner Trustee may reasonably designate, and shall cooperate in good faith to effect such delivery. Notwithstanding the termination of the Servicer as custodian, the Owner Trustee agrees that upon any such termination, the Owner Trustee shall provide, or cause its agent to provide, access to the Receivable Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

         Section 3.08. No Petition. The Servicer, the Owner Trustee and the Indenture Trustee each covenants and agrees that prior to the date which is one year and one day after the date upon which the Securities have been paid in full, it will not institute against, or join any other Person in instituting against the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceedings under any federal or state bankruptcy or similar law. This Section shall survive the termination of this Agreement or the termination of the Servicer, the Owner Trustee or the Indenture Trustee, as the case may be.





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
                                  ARTICLE FOUR

                           SERVICER LETTER OF CREDIT

         Section 4.01.  Servicer Letter of Credit.

         (a) If the Servicer has obtained a Servicer Letter of Credit, on any Distribution Date which immediately follows a Collection Period during which the Servicer is permitted to remit collections on a monthly rather than a daily basis pursuant to Section 6.02 and the Servicer shall have failed to make in full the remittances to the Collection Account pursuant to Section 6.02 required for distribution to Certificateholders on such Distribution Date by 12:00 P.M., New York City time, on the Business Day immediately preceding such Distribution Date, the Owner Trustee shall immediately deliver a demand for payment under the Servicer Letter of Credit to the Letter of Credit Bank requesting payment in the amount of the shortfall between the amount of funds that are required to be remitted by the Servicer to the Collection Account as set forth in the related Servicer's Certificate and the amount of funds actually so remitted. Upon receipt of a completed demand for payment by the Owner Trustee under the Servicer Letter of Credit, the Letter of Credit Bank shall pay or cause to be paid, at the time and in the manner provided in the Servicer Letter of Credit, an amount equal to the lesser of (i) the amount demanded by the Owner Trustee and (ii) the amount available under the Servicer Letter of Credit (the "Servicer Letter of Credit Amount") to the Owner Trustee for deposit to the Collection Account. Except as otherwise provided in the Servicer Letter of Credit, the Servicer Letter of Credit Amount shall equal the lesser of (A) the product of the Initial Servicer Letter of Credit Amount and the Reset Percentage or (B) the Pool Balance as of the related Record Date.
For the purposes of Section 6.05 or 9.01(a), amounts deposited by the Owner Trustee pursuant to this Section shall be deemed to constitute Servicer remittances with respect to which the demand on the Servicer Letter of Credit was made.

         (b) Any Servicer Letter of Credit may be terminated by the Owner Trustee at any time when the Servicer has the Required Servicer Rating with respect to each Rating Agency; provided, however, that prior to any such termination of the Servicer Letter of Credit, the Servicer shall furnish to the Owner Trustee, from each Rating Agency as to which the Servicer does not have the Required Servicer Rating, a letter to the effect that a Rating Event will not occur and, if applicable, an Officer's Certificate of the Servicer to the effect that the Servicer has the Required Servicer Rating with respect to each other Rating Agency, if any. Notwithstanding the foregoing, if the short term debt obligations of the Servicer are subsequently downgraded below the Required Servicer Rating by any Rating Agency, the Servicer shall be required to obtain an insurance policy, letter of credit or surety bond acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that a Rating Event will not occur) which insurance policy or surety bond, if it shall not replace the Servicer Letter of Credit, shall be drawn upon prior to any draws made upon the Servicer Letter of Credit pursuant to this Section, or the Servicer shall remit collections to the Collection Account on a daily basis pursuant to Section 6.02. In addition, the Servicer may cancel the Servicer Letter of Credit for so long as the Servicer is required to remit collections to the Collection Account on a daily basis pursuant to Section 6.02. The Servicer shall provide notice of such cancellation of the Servicer

Letter of Credit pursuant to the immediately preceding sentence to each Rating Agency. The Servicer shall also provide notice of the renewal, if any, of the Servicer Letter of Credit to each Rating Agency and the Owner Trustee.

         (c) Notwithstanding the other provisions of this Section, in the event that on any day during a Collection Period during which the Servicer is permitted to remit collections on a monthly rather than a daily basis as a result of having obtained a Servicer Letter of Credit pursuant to Section 6.02 and the aggregate amount of collections described in the first sentence of
Section 6.02 exceeds the product of the Servicer Letter of Credit Percentage and the Servicer Letter of Credit Amount, then the Servicer shall cause the amount of such excess to be deposited into the Collection Account on the next succeeding Business Day.

                                  ARTICLE FIVE

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

         Section 5.01.  Duties of Servicer.

         (a) The Servicer, as agent for the Owner Trustee, shall administer the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable recreational vehicle receivables that it services for itself or others. The Servicer's duties shall include collecting and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, reporting tax information to Obligors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Trustees with respect to distributions and making Advances and Non-Reimbursable Payments as herein provided. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered by the Owner Trustee to execute and deliver, on behalf of itself, the Trust or the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables or the related Financed Vehicles. If the Servicer shall commence a Proceeding to enforce a Receivable, including a Defaulted Receivable, the Owner Trustee, on behalf of the Trust, shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other property conveyed to the Trust with respect to such Receivable to the Servicer for the purposes of participating in such Proceeding. If in any enforcement Proceeding it shall be held that the Servicer may not enforce a Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing Proceedings in its name or the name of the Securityholders. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         Section 5.02. Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable recreational vehicle receivables that it services for itself or others. If, as a result of extending of payments (including any increase in the number of payments) in the ordinary course of the Servicer's collection procedures, any Receivable shall be outstanding on the Certificate Final Scheduled Distribution Date, then the Servicer shall repurchase such Receivable pursuant to Section
5.06 or Section 10.01. In addition, in the event that any such rescheduling or extension of a Receivable (i) modifies the terms of such Receivable in such a manner as to constitute a cancellation of such Receivable and the creation of a new receivable, (ii) extends the stated maturity of such Receivable beyond the scheduled maturity of the Receivable having the latest scheduled maturity as of the related Subsequent Cutoff Date; then in each case the Servicer shall purchase such Receivable pursuant to Section 5.06, and the related Receivable shall not be included in the Trust. For the purpose of such repurchases pursuant to Section 5.06, notice shall be deemed to have been received by the Servicer at such time as shall make repurchase mandatory as of the related Record Date. Notwithstanding the foregoing, extensions or modifications of the payment schedule of a Receivable shall not be made unless the related Receivable is in default or a default thereunder is imminent or if such extension or modification is required by law. The Servicer may, in accordance with its customary standards, policies and procedures, in its discretion (i) waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable and (ii) waive the payment by the related Obligor of Accrued Interest on any Receivable; provided that, in connection with any such waiver of Accrued Interest, the Servicer shall make an Advance in respect of the Accrued Interest so waived in accordance with Section 6.04, it being understood and agreed that, notwithstanding anything to the contrary contained in this Agreement, the obligation of the Servicer hereunder shall be absolute and shall be performed regardless of whether the Servicer determines that such Advance shall be recoverable and that the Servicer shall have no right of reimbursement therefor.

         Section 5.03. Realization upon Receivables. On behalf of the Trust, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise take possession of the Financed Vehicle securing any Receivable that the Servicer shall have determined to be or that the Servicer believes will become a Defaulted Receivable (and shall specify such Receivables to the Owner Trustee no later than the Determination Date following the end of the Collection Period in which the Servicer shall have made such determination). The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of recreational vehicle receivables, which may include reasonable efforts to realize upon any recourse to Dealers, consigning a Financed Vehicle to a dealer for resale and selling a Financed Vehicle at public or private sale. The Servicer shall be entitled to recover all reasonable out-of-pocket expenses incurred by it in the course of converting a Financed Vehicle into cash proceeds. The Liquidation Proceeds realized in connection with any such action with respect to a Receivable shall be deposited by the Servicer in the Collection Account in the manner specified in Section 6.06(a)(ii) and shall be applied to reduce (or to satisfy, as the case may be) the Repurchase Amount of the Receivable, if such Receivable is to be repurchased by the Seller pursuant to Section 3.02 or by the Servicer pursuant to Section 5.06; provided, however, that if such Liquidation Proceeds are recovered subsequent to the purchase of a Receivable by the Seller, such Liquidation Proceeds shall be paid to the Seller within two Business Days of receipt or, if received with respect to a Receivable purchased by the Servicer, may be retained by the Servicer or deposited in the Collection Account in satisfaction of other obligations of the Servicer hereunder. The foregoing shall be subject to the proviso that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

         Section 5.04. Maintenance of Security Interests in Financed Vehicles. The Servicer, in accordance with its customary servicing procedures, shall take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle including the filing of financing statements and continuation statements with respect to the transfer of the security interest in such Financed Vehicle to the Trust. The Owner Trustee hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to reperfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's Title Document, to grant to the Trust a first perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Trust for the purpose of perfecting the security interest in such Financed Vehicle and that the Servicer's listing as the secured party on the Title Document is in its capacity as agent of the Trust.

         Section 5.05.  Covenants, Representations and Warranties of Servicer.

         (a) The Servicer shall make the following covenants on which the Owner Trustee will rely in accepting the Receivables in trust and upon which the Owner Trustee or the Indenture Trustee, as the case may be, may rely in authenticating the Securities:

                  (i) Security Interest to Remain in Force. Except as contemplated by this Agreement, the Financed Vehicle securing each
         Receivable shall not be released by the Servicer from the security interest granted by the Receivable in whole or in part.

                  (ii) No Impairment. The Servicer shall not impair the rights of the Securityholders in the Receivables.

                  (iii) Amendments. The Servicer shall not increase the number of payments under a Receivable except as permitted pursuant to
         Section 5.02, nor increase the Amount Financed under a Receivable.

         (b) The Servicer shall make the following representations upon which the Owner Trustee shall rely in accepting the Initial Receivables in trust, upon which the Owner Trustee and the Indenture Trustee, as the case may be, may rely in executing and authenticating the Securities and on which the Owner Trustee shall rely in accepting any Subsequent Receivables in trust. The representations shall speak as of the execution and delivery of this Agreement in the case of the Initial Receivables, and as of the related Subsequent Transfer Date in the case of the Subsequent Receivables, and in each case shall survive the sale of the Receivables to the Trust:

                  (i) Organization and Good Standing. The Servicer shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Owner Trustee.

                  (ii) Due Qualification. The Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required hereby) shall require such qualifications.

                  (iii) Power and Authority. The Servicer shall have the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement shall have been duly authorized by the Servicer by all necessary corporate action.

                  (iv) Binding Obligations. This Agreement shall constitute a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a Proceeding in equity or at law.

                  (v) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                  (vi) No Proceedings. There are no Proceedings or investigations pending, or to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of this Agreement or the Securities, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions hereby,
         (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Securities or (D) relating to the Servicer and which might adversely affect the federal income tax attributes of the Securities.

         Section 5.06. Purchase of Receivables upon Breach. The Servicer or the Owner Trustee, as the case may be, shall inform the other party and the Indenture Trustee promptly, in writing, upon the discovery of any breach by the Servicer of its obligations pursuant to Section 5.05(a) that materially and adversely affects the interest of the Trust in any Receivable or pursuant to
Section 5.02 in the case of a Receivable for which the related payment schedule has been extended or modified. Unless the breach shall have been cured by the second Record Date following the date of such discovery (or, at the Servicer's election, the first following Record Date), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such second Record Date. In consideration of the purchase of such Receivable, the Servicer shall remit the Repurchase Amount (less any Liquidation Proceeds deposited, or concurrently being deposited, in the Collection Account with respect to such Receivable pursuant to Section 5.03) to the Collection Account in the manner specified in Section 6.06(a). The sole remedy of the Trustees, the Trust or the Securityholders against the Servicer with respect to a breach pursuant to Sections 5.01, 5.04 or 5.05 shall be to require the Servicer to purchase Receivables pursuant to this Section.

         Section 5.07. Servicing Compensation. As compensation for the performance of its obligations under this Agreement and subject to the terms of this Section, the Servicer shall be entitled to receive on each Distribution Date the Servicing Fee. The Servicer shall also be entitled to receive as additional servicing compensation all late payment and extension fees, and other administrative fees with respect to the Receivables, collected (from whatever source) on the Receivables; provided, however, such late payment and other fees shall not form a part of the Servicing Fee and the Servicer shall be entitled to such fees as and when collected.

         Section 5.08. Servicer's Certificate. On or before each Determination Date, the Servicer shall deliver to the Owner Trustee and the Letter of Credit Bank, if any, a certificate (the "Servicer's Certificate") containing all information necessary to make the distributions pursuant to
Section 6.07 in respect of the Collection Period preceding the date of such Servicer's Certificate and all information necessary for the Trustees to send statements to Securityholders pursuant to the Indenture or the Trust Agreement, as the case may be. The Servicer shall also specify to the Owner Trustee no later than the Determination Date following the Record Date as of which the Seller shall be required to repurchase or the Servicer shall be required to purchase a Receivable, the identity of any such Receivable and the identity of any Receivable that the Servicer shall have determined to be a Defaulted Receivable during the preceding Collection Period. Receivables purchased or to be purchased by the Servicer or the Seller and Receivables as to which the Servicer has determined during the Collection Period that eventual payment in full is unlikely and with respect to which payment of the Repurchase Amount has been provided from whatever source as of any Record Date shall be identified by the Seller's account number with respect to such Receivable (as specified in the Schedule of Receivables). Each Rating Agency may request such additional information as the Servicer may be able to reasonably provide.

         Section 5.09.  Annual Statement as to Compliance.

         (a) The Servicer shall deliver to the Owner Trustee and the Letter of Credit Bank, if any, on or before April 30 of each year, beginning with the first April 30 that occurs at least six months after the Initial Cutoff Date, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding 12-month period ending the preceding December 31 (or shorter period in the case of the first such certificate) and of its performance hereunder has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations hereunder throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Owner Trustee and the Letter of Credit Bank, if any, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under clause (a) or (b) of Section 9.01. The Seller shall deliver to the Owner Trustee and Letter of Credit Bank, if any, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under clause (b) of Section 9.01.

         Section 5.10. Annual Independent Certified Public Accountants' Report. The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer or to the Seller) to deliver to the Owner Trustee and the Letter of Credit Bank, if any, on or before April 30 of each year beginning with the first April 30 that occurs at least six months after the Initial Cutoff Date, a report addressed to the board of directors of the Servicer, the Owner Trustee and the Letter of Credit Bank, if any, to the effect that such firm has examined the financial statements of the Servicer for the fiscal year ending the preceding December 31 and issued its report thereon and that such examination (i) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances, and (ii) except as described in such report, disclosed no exceptions or errors in the records relating to receivables serviced for others that, in such firm's opinion, requires such firm to report. Such report shall indicate that such firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         Section 5.11. Access to Certain Documentation and Information. The Servicer shall provide to the Securityholders access to the Receivable Files in such cases where the Securityholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.





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
         Section 5.12.  Access to Certain Documentation and Information.

         (a) The Owner Trustee shall provide to any Securityholder or Security Owner that so requests in writing a copy of (i) any Servicer's Certificate, (ii) any annual statement as to compliance described in Section 5.09(a), (iii) any annual report described in Section 5.10, (iv) any statement to Securityholders described in Section 6.12 or (v) this Agreement (without Exhibits). The Owner Trustee may require such Securityholder or Security Owner to pay a reasonable sum to cover the cost of the Owner Trustee's complying with such request.

         (b) The Owner Trustee shall forward to each Rating Agency a copy of each (i) Servicer's Certificate described in Section 5.08, (ii) annual statement as to compliance described in Section 5.09(a), (iii) Officer's Certificate described in Section 5.09(b), (iv) annual independent certified public accountants' report described in Section 5.10, (v) statement to Securityholders described in Section 6.12 and (vi) other report it may receive pursuant hereto at its address specified in Section 11.04.

                                  ARTICLE SIX

                    DISTRIBUTIONS; YIELD SUPPLEMENT ACCOUNT;
                         STATEMENTS TO SECURITYHOLDERS

         Section 6.01.  Establishment of Trust Accounts.

         (a) Prior to the Closing Date, the Servicer shall establish the following accounts (the "Trust Accounts"):

                  (i) an account in the name of the Indenture Trustee (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders;

                  (ii) an account in the name of the Indenture Trustee (the "Yield Supplement Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders;

                  (iii) an account in the name of the Indenture Trustee (the "Note Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders;

                  (iv) an account in the name of the Indenture Trustee (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders;

                  (v) an account in the name of the Indenture Trustee (the "Reserve Fund"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders; and

                  (vi) an account in the name of the Owner Trustee (the "Certificate Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

         Each Trust Account shall be a segregated trust account initially established with the Indenture Trustee and maintained (i) with the Indenture Trustee so long as the Indenture Trustee has the Required Deposit Rating or
(ii) in a non-interest bearing segregated trust account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Securityholders, located in the corporate trust department of a depository institution or trust company having corporate trust powers under applicable federal and state laws (which may include the Indenture Trustee) organized under the laws of the United States or any State and, if required by any Rating Agency, having the Required Deposit Rating.

         (b) For so long as the bank or trust company then maintaining the Trust Accounts has the Required Deposit Rating, all amounts held in the Trust Accounts shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed by the Servicer, in Permitted Investments. In the event that the Indenture Trustee no longer has the Required Deposit Rating, then the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Trust Accounts (including, so long as the Funding Period has not ended, the Pre-Funding Account) to be moved within 15 days of such occurrence (i) to a bank or trust company that has the Required Deposit Rating or (ii) to a non-interest bearing segregated trust account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Securityholders, located in the corporate trust department of a depository institution or trust company having corporate trust powers under applicable federal and state laws (which may include the Indenture Trustee) organized under the laws of the United States or any State and, if required by any Rating Agency, having the Required Deposit Rating. Investment Earnings with respect to the Pre-Funding Account shall be deposited into the Collection Account. Investment Earnings on investment with respect to the Collection Account shall be credited to the Collection Account.

         Section 6.02. Collections. The Servicer shall remit to the Collection Account on a daily basis within two Business Days of receipt thereof, all payments by or on behalf of the Obligors (other than the amounts listed in subclauses (i)(a) and (b) of the definition of Available Funds as not constituting Available Funds) on or in respect of the Receivables (other than Repurchased Receivables) and all Liquidation Proceeds both as collected during each Collection Period.

         Fleetwood Credit has requested that the Servicer be permitted to make remittances of collections on a less frequent basis than that specified in the immediately preceding sentence upon the Servicer's compliance with the specific terms and conditions set forth below in this Section and for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of the first sentence of this Section, the Servicer shall be permitted to remit such collections to the Collection Account in Automated Clearinghouse Corporation next-day funds or immediately available funds no later than 12:00 P.M., New York City time, on the Business Day immediately preceding each Distribution Date, but only for so long as (a)(i) except as provided in clause (b) below, the short-term credit rating of the Servicer is at least equal to the Required Servicer Rating with respect to each Rating Agency, and (ii) no Servicer Default shall have occurred and be continuing; provided, however, that immediately following the non-compliance with clause
(i) above or in the event an Insolvency Event has occurred (notwithstanding any applicable grace period), the Servicer shall remit such collections to the Collection Account on a daily basis within two Business Days of receipt thereof, or (b)(i) if the condition specified in clause (a)(ii) above is satisfied, and (ii) the Servicer shall have obtained a Servicer Letter of Credit issued in favor of the Owner Trustee by a depository institution or insurance company, as the case may be, having the Required Deposit Rating and providing that the Owner Trustee may draw thereon in the event that the Servicer fails to deposit collections into the Collection Account on a monthly basis; provided, that in connection with clause (b) above, the Servicer provides to the Owner Trustee, from each Rating Agency with respect to which the Servicer does not have the Required Servicer Rating, a letter to the effect that the satisfaction of the conditions in clause (b) above and allowing the Servicer to make monthly deposits will not result in a Rating Event and, if applicable, an Officer's Certificate from the Servicer to the effect that the Servicer has the Required Servicer Rating with respect to each other Rating Agency, if any; and provided further, that if the Servicer shall have obtained a Servicer Letter of Credit in accordance with clause (b) above, the Servicer shall be required to remit such collections in the manner provided for in Section 4.01(c) under the conditions specified in such Section. The Owner Trustee shall not be deemed to have knowledge of any event or circumstance under clause (a)(ii) above that would require daily remittance by the Servicer to the Collection Account unless it has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or from Securityholders as provided in
Section 9.01. For purposes of this Article the phrase "payments made on behalf of Obligors" shall mean payments made by Persons other than the Seller, the Servicer or the Letter of Credit Bank, if any.

         Any funds held by the Servicer that it determines are to be remitted (or any of its own funds which the Seller or the Servicer determines to pay to the Letter of Credit Bank) in respect of a failure previously to remit collections which failure resulted in a payment under any Servicer Letter of Credit pursuant to Section 4.01 shall not be remitted to the Collection Account, but shall instead be paid immediately and directly to the Letter of Credit Bank. Any such payment to the Letter of Credit Bank shall be accompanied by a copy of the Servicer's Certificate related to the previous failure to remit funds and an Officer's Certificate which includes a statement identifying, by reference to the items in such Servicer's Certificate, each shortfall in Servicer remittances to which such payment relates. The Servicer shall also provide the Owner Trustee with copies of each such Servicer's Certificate and Officer's Certificate delivered with any such payment to the Letter of Credit Bank.

         Section 6.03. Application of Collections. As of each Record Date, all collections for the related Collection Period, with respect to payments made by or on behalf of an Obligor on each Receivable (including a Defaulted Receivable), shall be applied by the Servicer as follows: (i) to late payment and extension fees; (ii) to interest accrued on the Receivable; (iii) to principal due on the Receivable; and (iv) to administrative charges, if any. Any excess after the application of clauses (i) through (iv) shall be applied to prepay the Principal Balance of such Receivable.

         Section 6.04. Advances. On the Business Day immediately preceding each Distribution Date, the Servicer shall deposit into the Collection Account, in Automated Clearinghouse Corporation next-day funds or immediately available funds, an amount equal to Accrued Interest in respect of each Receivable (each, an "Advance"). The Servicer shall be entitled to reimbursement for unreimbursed Advances, without interest, with respect to a Receivable from subsequent Collected Interest or Collected Principal, as the case may be, allocable with respect to such Receivable, Liquidation Proceeds of or the Repurchase Amount of such Receivable or as otherwise provided in Section 6.06, except as otherwise provided in Sections 5.03 and 5.06. Except as otherwise provided in Section 5.03, the Servicer shall not be required to make an Advance to the extent that the Servicer, in its sole discretion, shall determine that such Advance will not be recoverable from subsequent payments by or on behalf of the related Obligor, Liquidation Proceeds or the Repurchase Amount with respect to such Receivable (whether such Receivable is purchased by the Seller or the Servicer, to the extent such right of reimbursement is not waived in connection with any such repurchase) or otherwise.

         Section 6.05. Non-Reimbursable Payments. On or before each Deposit Date, the Servicer shall deposit into the Collection Account, in Automated Clearinghouse Corporation next-day funds or immediately available funds, an amount (the "Non-Reimbursable Payment") equal to the amount of interest that accrued on the aggregate Collected Principal for the related Collection Period, at a rate equal to the Required Rate, from the date of collection of each payment of principal on or in respect of the Receivables comprising part of such aggregate Collected Principal through the last day of the such Collection Period, based on a year with the actual number of days in such year and consisting of twelve months with the actual number of days in such month. The Servicer shall not be entitled to reimbursement for any Non-Reimbursable Payment from the Trust, the Trustees, the Seller or the Letter of Credit Bank, if any.

         Section 6.06.  Additional Deposits.

         (a) The following additional deposits shall be made to the Collection Account: (i) the Servicer or the Seller, as the case may be, shall remit the aggregate Repurchase Amount with respect to Repurchased Receivables pursuant to Sections 3.02, 5.06 and 10.01, (ii) the Servicer shall remit the aggregate Liquidation Proceeds received during each Collection Period (less any Liquidation Proceeds paid to the Seller or retained by the Servicer) pursuant to Section 5.03, (iii) the Owner Trustee shall deposit (A) the aggregate of any amounts received from any Letter of Credit Bank pursuant to Article Four or (B) from the sale of Receivables pursuant to Section 10.01, in each case on the date of receipt thereof, and (iv) on the Distribution Date immediately succeeding the date in which the Funding Period ends (or on the Distribution Date on which the Funding Period ends, if the Funding Period ends on a Distribution Date), the Indenture Trustee shall remit the remaining Pre-Funded Amount on deposit in the Pre-Funding Account to the Collection Account pursuant to Section 6.10.

         (b) Except as otherwise provided in Section 6.02, all deposits required to be made in respect of a Collection Period pursuant to this Section by the Seller or the Servicer may be made in the form of a single deposit by the Seller or the Servicer, as the case may be, and shall be made in Automated Clearinghouse Corporation next-day funds or immediately available funds, no later than 12:00 P.M., New York City time, on the Business Day preceding each Distribution Date.

         Section 6.07.  Distributions.

         (a) On each Distribution Date, the Indenture Trustee shall cause to be made the following transfers and distributions in immediately available funds in the amounts set forth in the Servicer's Certificate for such Distribution Date:

                  (i) from monies on deposit in the Pre-Funding Account to the Collection Account, Investment Earnings with respect to the Pre-Funded Amount during the related Collection Period; and

                  (ii) from monies on deposit in the Reserve Fund to the Collection Account, an amount equal to the Negative Carry Amount for the related Collection Period, if any.

         (b) On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Servicer Report Date pursuant to Section 5.08) to make the following deposits and distributions for receipt by the Servicer or deposit in the applicable account by ___:00 __.m. (______ time), to the extent of the Available Amount for such Distribution Date, in the following order of priority:

                  (i) to the Servicer, from Collected Interest, the Servicer Payment (including any unpaid Servicing Fees with respect to one or more prior Collection Periods), by wire transfer of immediately available funds; provided, however, that the Servicer Payment shall be provided from Available Funds only to the extent, as determined by the Servicer pursuant to Section 6.03, such funds represent payment in respect of the Receivables allocable to interest;

                  (ii) to the Note Distribution Account, from the Available Amount (after giving effect to the reduction in the Available Amount described in clause (i) above), the Note Interest Distributable Amount;

                  (iii) to the Note Distribution Account, from the Available Amount (after giving effect to the reduction in the Available Amount described in clauses (i) and (ii) above), the Note Principal Distributable Amount;

                  (iv) to the Certificate Distribution Account, from the Available Amount (after giving effect to the reduction in the Available Amount described in clauses (i) through (iii) above), the Certificate Interest Distributable Amount;

                  (v) to the Certificate Distribution Account, from the Available Amount (after giving effect to the reduction in the Available Amount described in clauses (i) through (iv) above), the Certificate Principal Distributable Amount; and

                  (vi) in the event that the distributions described in clauses (i) through (v) above have been funded exclusively from Available Funds, any Excess Amounts shall be deposited into the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance, and any excess thereof shall be deposited (A) into the Note Distribution Account for payment to the Noteholders as an Accelerated Principal Distribution Amount or (B) on and after any Distribution Date on which the Notes have been paid in full, if such excess is equal to or greater than the Certificate Balance, into the Certificate Distribution Account for payment of principal to the Certificateholders. If the amount on deposit in the Reserve Fund on such Distribution Date (after giving effect to all deposits thereto and withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Fund Balance, the Indenture Trustee shall release and distribute such excess, together with any Excess Amounts not required to be deposited into the Reserve Fund, to the Seller. Notwithstanding the foregoing, during the Funding Period,

         (A) all Excess Amounts shall be deposited into the Reserve Fund and shall not be deposited into the Note Distribution Account and (B) any amount on deposit in the Reserve Fund in excess of the Specified Reserve Fund Balance shall be retained in the Reserve Fund and shall not be distributed to the Seller; in each case until the Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date).

         Section 6.08. Yield Supplement Account. On or prior to the Closing Date, the Owner Trustee, on behalf of the Seller, shall deposit the Yield Supplement Account Initial Deposit into the Yield Supplement Account from the net proceeds of the sale of the Securities. Amounts held in the Yield Supplement Account shall be invested by the Indenture Trustee in Permitted Investments. Upon termination of this Agreement pursuant to Section 10.01, any amounts on deposit in the Yield Supplement Account, after payments of amounts due to the Securityholders, shall be paid to the Seller.

         Section 6.09.  Reserve Fund.

         (a) On or prior to the Closing Date, the Seller shall deposit an amount equal to the Reserve Fund Initial Deposit into the Reserve Fund.

         (b) Amounts on deposit in the Reserve Fund shall be available for distribution as provided in Section 6.07, in accordance with and subject to the following: if the amount on deposit in the Reserve Fund (after giving effect to all deposits thereto and withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Fund Balance, the Indenture Trustee shall release and distribute all such amounts to the Seller. Upon any such distribution to the Seller, the Securityholders shall have no further rights in, or claims to, such amounts.

         (c) Amounts held in the Reserve Fund shall be invested in Permitted Investments in accordance with written instructions from the Seller and such investments shall not be sold or disposed of prior to their maturity. Investment Earnings attributable to the Reserve Fund Property shall not be subject to any Claims or rights of the Securityholders or the Servicer. All such investments shall be made in the name of the Indenture Trustee or its nominee, as collateral agent, and all net income and gain realized thereon shall be solely for the benefit of the Seller and shall be payable by the Indenture Trustee to the Seller on each Distribution Date. Any realized losses on investment of the Reserve Fund Property shall be charged first against undistributed Investment Earnings attributable to the Reserve Fund Property and then against the Reserve Fund Property.

         (d) With respect to the Reserve Fund Property, the Indenture Trustee agrees that:

                  (i) Any Reserve Fund Property that is held in deposit accounts shall be held solely in the name of the Indenture Trustee, as collateral agent, at the Indenture Trustee (in a segregated trust account if the Indenture Trustee does not have the Required Deposit Rating) or at one or more depository institutions that have the Required Deposit Rating.

         Each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto.

                  (ii) Any Reserve Fund Property that constitutes Physical Property shall be delivered to the Indenture Trustee, as collateral agent, in accordance with clause (i) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee, as collateral agent, or a Financial Intermediary acting solely for the Indenture Trustee, as collateral agent.

                  (iii) Any Reserve Fund Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with clause
         (ii) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, as collateral agent, pending maturity or disposition, through continued book-entry registration of such Reserve Fund Property as described in such paragraph.

                  (iv) Any Reserve Fund Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (iii) above shall be delivered to the Indenture Trustee, as collateral agent, in accordance with clause (iii) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, as collateral agent, pending maturity or disposition, through continued registration of the Indenture Trustee's or its Financial Intermediary's (or its custodian's or its nominee's) ownership of such security, in its capacity as collateral agent.

         Effective upon Delivery of any Reserve Fund Property in the form of Physical Property, book-entry securities or uncertificated securities, the Indenture Trustee shall be deemed to have purchased such Reserve Fund Property for value, in good faith and without notice of any adverse Claim thereto.

         (e) The Indenture Trustee shall not enter into any subordination or intercreditor agreement with respect to the Reserve Fund Property.

         (f) Upon termination of this Agreement in accordance with Section 10.01, any amounts on deposit in the Reserve Fund, after payment of amounts due to the Securityholders, shall be paid to the Seller.

         Section 6.10.  Pre-Funding Account.

         (a) On the Closing Date, the Seller shall deposit in the Pre-Funding Account an amount equal to the Pre- Funded Amount from the proceeds of the sale of the Securities. On each Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw from the Pre-Funding Account an amount equal to the Principal Balance of the Subsequent Receivables (as of the related Subsequent Cutoff Date) sold to the Trust on such Subsequent Transfer Date, which instruction shall specify the amount thereof, and pay such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in this Agreement and in the related Transfer Agreement with respect to such transfer.

         (b) If (i) the Pre-Funded Amount has not been reduced to zero by the close of business on the Final Funding Period Distribution Date or (ii) the Pre-Funded Amount has been reduced to $100,000 or less on any Distribution Date during the Funding Period, in either case after giving effect to any reductions in the Pre-Funded Amount on such Distribution Date pursuant to Section 6.10(b), the Servicer shall instruct the Indenture Trustee to withdraw such remaining portion of the Pre-Funded Amount from the Pre-Funding Account and deposit it in the related Distribution Account on such Distribution Date to be applied to a Mandatory Redemption in accordance with Section 10.01(b) of the Indenture or a Mandatory Prepayment in accordance with Section 3.15(b) of the Trust Agreement, in addition to the payment of principal and interest that otherwise would be payable with respect to such Securities on such Distribution Date.

         Section 6.11. Net Deposits. For so long as (i) Fleetwood Credit shall be the Servicer and (ii) the Servicer shall be entitled pursuant to
Section 6.02 to remit collections on a monthly rather than daily basis, the Servicer may make the remittances pursuant to Sections 6.02, 6.04, 6.05 and
6.06 net of amounts to be distributed to the Servicer pursuant to Section 6.07. Notwithstanding the foregoing, the Servicer shall account for all of the above described remittances and distributions in the Servicer's Certificate as if the amounts were deposited or distributed separately.

         Section 6.12.  Statements to Securityholders.

         (a) On each Distribution Date, (i) the Indenture Trustee shall include with each distribution to each Noteholder of record as of the related Record Date and (ii) the Owner Trustee shall include with each distribution to each Certificateholder of record as of the related Record Date, a statement, prepared by the Servicer, based upon the information in the Servicer's Certificate furnished pursuant to Section 5.08, setting forth for such Distribution Date the following information as of the related Record Date or such Distribution Date, as the case may be:

                 (i) the amount of such distribution allocable to principal (stated separately for each Class of Notes and the Certificates);

                 (ii) the amount of such distribution allocable to interest (stated separately for each Class of Notes and the Certificates);

                 (iii) the Note Percentage and the Certificate Percentage as of the close of business on the last day of such Collection Period;

                 (iv) the Aggregate Principal Balance as of the close of business on the last day of such Collection Period;

                 (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

                 (vi) the amount of any Certificate Interest Carryover Shortfall, Certificate Principal Carryover Shortfall, Note Interest Carryover Shortfall and Note Principal Carryover Shortfall on such Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

                 (vii) the Note Pool Factor for each Class of Notes and the Certificate Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above; and

                 (viii) the amount on deposit in the Yield Supplement Account on such Distribution Date, after giving effect to distributions made on such Distribution Date, and the change in such balance from the immediately preceding Distribution Date.

Each amount set forth pursuant to subclauses (i), (ii), (iv) or (v) above shall be expressed as a dollar amount per $1,000.00 of Original Note Balance or Original Certificate Balance, as the case may be.

         (b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Trust, but not later than the latest date permitted by law, the related Trustee shall mail to each Person who at any time during such calendar year shall have been a Securityholder, a statement, prepared by the Servicer, containing the sum of the amounts set forth in clauses (i), (ii), (iv) and (v) above for such calendar year or, in the event such Person shall have been a Securityholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Securityholder's preparation of federal income tax returns. In addition, the Servicer shall furnish to the Trustees for distribution to such Person at such time any other information necessary under applicable law for the preparation of such income tax returns.

                                 ARTICLE SEVEN

                                   THE SELLER

         Section 7.01. Corporate Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

         Section 7.02. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

         The Seller shall indemnify, defend and hold harmless the Issuer, the Trustees and the Servicer from and against any Taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Basic Documents (but, in the case of the Issuer, not including any Taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Securities, or asserted with respect to ownership of the Receivables, or federal or other income Taxes arising out of distributions on the Securities) and costs and expenses in defending against the same.

         The Seller shall indemnify, defend and hold harmless the Issuer, the Trustees and the Securityholders from and against any Liability incurred by reason of the Seller's willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

         The Seller shall indemnify, defend and hold harmless the Issuer and the Trustees from and against any Losses arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and, in the case of the Owner Trustee, in the Trust Agreement and, in the case of the Indenture Trustee, in the Indenture, except to the extent that such Loss, in the case of (i) the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence of the Owner Trustee or shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement, or (ii) the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence of the Indenture Trustee.

         If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

         Section 7.03.  Merger or Consolidation of Seller.

         (a) The Seller shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the corporation formed by such consolidation or into which the Seller has merged or the Person that acquires by conveyance, transfer or lease substantially all the assets of the Seller as an entirety, can lawfully perform the obligations of the Seller hereunder and executes and delivers to the Trustees an agreement in form and substance reasonably satisfactory to the Trustees, which agreement contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Seller under this Agreement. The Seller shall provide notice of any merger, consolidation or succession pursuant to this Section to each Rating Agency and will deliver to the Trustees a letter from each Rating Agency to the effect that such merger, consolidation or succession will not result in a Rating Event. The Seller and Fleetwood Credit shall maintain separate corporate offices.

         (b) Subject to paragraph (c) below, the purpose of the Seller shall be to engage in any lawful activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         (c) Notwithstanding paragraph (b) above, the actual business activities of the Seller shall be limited to the following purposes, and activities incident to and necessary or convenient to accomplish such purposes:
(i) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with, retail installment sales contracts secured by new and used recreational vehicles ("Vehicle Receivables"); (ii) to authorize, issue, sell and deliver one or more series of obligations, consisting of one or more classes of notes, certificates or other securities (the "Offered Securities") that are collateralized by or evidence an interest in Vehicle Receivables and are rated in the highest available category by at least one nationally recognized statistical rating agency; and (iii) to negotiate, authorize, execute, deliver and assume the obligations of any agreement relating to the activities set forth in clauses (i) and (ii) above, including but not limited to any sale and servicing agreement, indenture, reimbursement agreement, credit support agreement, receivables purchase agreement or underwriting agreement or to engage in any lawful activity that is incidental to the activities contemplated by any such agreement. So long as any outstanding debt of the Seller or any Offered Securities are rated by any nationally recognized statistical rating organization, the Seller shall not issue notes or otherwise incur debt unless (A) the Seller has made a written request to the related nationally recognized statistical rating organization to issue notes or incur borrowings, which notes or borrowings are rated by the related nationally recognized statistical rating organization the same as or higher than the rating afforded such debt or securities, or (B) such notes or borrowings (I) are fully subordinated (and shall provide for payment only after payment in respect of all outstanding rated debt or Offered Securities) or are nonrecourse against any assets of the Seller other than the assets pledged to secure such notes or borrowings, (II) do not constitute a Claim against the Seller in the event such assets are insufficient to pay such notes or borrowings and (III) where such notes or borrowings are secured by the rated debt or Offered Securities, are fully subordinated (and that shall provide for payment only after payment in respect of all outstanding rated debt or Offered Securities) to such rated debt or Offered Securities.

         (d) Notwithstanding any other provision of this Section and any provision of law, the Seller shall not do any of the following:

                 (i) engage in any business or activity other than as set forth in clause (b) above;

                 (ii) without the affirmative vote of a majority of the members of the board of directors of the Seller (which must include the affirmative vote of at least two duly appointed Independent Directors): (A) dissolve or liquidate, in whole or in part, or institute Proceedings to be adjudicated bankrupt or insolvent; (B) consent to the institution of bankruptcy or insolvency Proceedings against it; (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy; (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) with respect to the corporation or a substantial part of its property; (E) make a general assignment for the benefit of creditors; (F) admit in writing its inability to pay its debts generally as they become due; or (G) take any corporate action in furtherance of the actions set forth in clauses (A) through (F) above; provided, however, that no director may be required by any shareholder of the Seller to consent to the institution of bankruptcy or insolvency Proceedings against the Seller so long as it is solvent; or

                 (iii) merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity (except for the acquisition of Vehicle Receivables and the sale of Vehicle Receivables to one or more trusts in accordance with the terms of paragraph (c) above, that shall not be otherwise restricted by this paragraph).

         Section 7.04. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller and any director, officer, employee or agent of the Seller shall be reimbursed by the Owner Trustee or the Indenture Trustee, as the case may be, for any Liability incurred by reason of such Trustee's willful misfeasance, bad faith or negligence (except for errors in judgment) in the performance of their respective duties hereunder, or by reason of reckless disregard of their respective obligations and duties hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any Proceeding that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any Liability. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement.

         Section 7.05.  Seller Not to Resign. Subject to the provisions of
Section 7.03, the Seller shall not resign from the obligations and duties hereby imposed on it as Seller hereunder.

         Section 7.06. Seller May Own Securities. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any other Basic Document. Securities so owned by or pledged to the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes or Certificates, as the case may be.

                                 ARTICLE EIGHT

                                  THE SERVICER

         Section 8.01. Liability of Servicer; Indemnities. Subject to Section 9.02, the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement. Such obligations shall include the obligation to indemnify, defend and hold harmless:

                 (a) the Issuer, the Trustees and the Securityholders from and against any Losses (i) arising out of or resulting from the use, ownership or operation by the Servicer or any of its Affiliates of a Financed Vehicle and (ii) arising out of or imposed upon the Issuer, the Owner Trustee, the Indenture Trustee or any Securityholder, as the case may be, through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement;

                 (b) the Issuer and the Trustees from and against any Taxes that may at any time be asserted against the Owner Trustee, the Indenture Trustee or the Issuer, as the case may be, with respect to the transactions contemplated herein (but not including any Taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Securities, or asserted with respect to ownership of the Receivables, or federal or other income Taxes arising out of distributions on the Securities) and costs and expenses in defending against the same; and

                 (c) the Trustees from and against any Losses arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such Loss (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as the case may be; (ii) relates to any Tax other than the Taxes with respect to which either the Seller or Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee, as the case may be; (iii) shall arise from the Owner Trustee's or the Indenture Trustee's breach of any of their respective representations or warranties set forth herein, in the Trust Agreement or in the Indenture; or (iv) shall be one as to which the Seller is required to indemnify the Owner Trustee or the Indenture Trustee, as the case may be.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

         Section 8.02. Corporate Existence; Status as Servicer; Merger. The Servicer shall not consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets as an entirety to any Person unless the corporation formed by such consolidation or into which the Servicer has merged or the Person that acquires by conveyance, transfer or lease substantially all the assets of the Servicer as an entirety can lawfully perform the obligations of the Servicer hereunder and executes and delivers to the Trustees an agreement in form and substance reasonably satisfactory to the Trustees, that contains an assumption by such successor entity of the due and punctual performance or observance of each covenant and condition to be performed or observed by the Servicer under this Agreement. Notice of any consolidation, merger or succession pursuant to this Section shall be sent by the Servicer to each Rating Agency.

         Section 8.03.  Performance of Obligations.

         (a) The Servicer shall punctually perform and observe all of its obligations and agreements contained in this Agreement.

         (b) The Servicer shall not take any action, or permit any action to be taken by others, that would excuse any Person from any of its covenants or obligations under any of the Receivable Documents or under any other instrument included in the Trust Estate, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the Receivable Documents or any such instrument, except as expressly provided herein and therein.

         Section 8.04.  Servicer Not to Resign; Assignment.

         (a) The Servicer shall not resign from the duties and obligations hereby imposed on it except upon determination by its board of directors that by reason of change in applicable legal requirements the continued performance by the Servicer of its duties hereunder would cause it to be in violation of such legal requirements in a manner that would result in a material adverse effect on the Servicer or its financial condition, said determination to be evidenced by a resolution of its board of directors to such effect accompanied by an Opinion of Counsel, satisfactory to the Trustees, to such effect. No such resignation shall become effective unless and until (i) a new servicer acceptable to the Trustees is willing to service the Receivables and enters into a servicing agreement with the Trust in form and substance substantially similar to this Agreement and satisfactory to the Trustees and (ii) the Rating Agency Condition is satisfied with respect to the selection of such new servicer. No such resignation shall affect the obligation of the Servicer to purchase Receivables pursuant to Section 5.06.

         (b) Except as specifically permitted in this Agreement, the Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder; provided, that the Servicer may assign this Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 8.02.





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
         (c) Except as provided in Sections 8.04(a) and 8.04(b), the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 10.01 or the Trust shall have been dissolved as provided by the terms of the Trust Agreement, and shall survive the exercise by the Owner Trustee or the Indenture Trustee of any right or remedy under this Agreement, or the enforcement by the Owner Trustee, the Indenture Trustee or any Securityholder of any provision of the Securities or this Agreement.

         (d) The resignation of the Servicer in accordance with this Section shall not affect the rights of the Seller hereunder. If the Servicer resigns pursuant to this Section, its appointment as custodian can be terminated pursuant to Section 3.07.

         Section 8.05.  Limitation on Liability of Servicer and Others.

         (a) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any Liability to the Issuer or the Securityholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any Liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         (b) The Servicer and any director, officer, employee or agent of the Servicer shall be reimbursed by the Owner Trustee or the Indenture Trustee, as the case may be, for any Liability incurred by reason of such Trustee's willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of such Trustee's duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

         Except as provided in this Agreement, the Servicer shall be under no obligation to appear in, prosecute or defend any Proceeding that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any Liability; provided, however, that the Servicer may undertake such reasonable action as it may deem necessary or desirable in respect of (i) this Agreement and the other Basic Documents, (ii) the rights and duties of the parties to this Agreement and the other Basic Documents and (iii) the interests of the Securityholders under the Basic Documents.





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
                                  ARTICLE NINE

                                    DEFAULT

         Section 9.01. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                 (a) any failure by the Servicer (or the Seller, so long as Fleetwood Credit is the Servicer) to deliver (i) to the related Trustee for distribution to the Securityholders any required payment or (ii) a Servicer's Certificate with respect to any Payment Date or Distribution Date, which failure continues unremedied for three Business Days after discovery by an officer of the Servicer (or the Seller, so long as Fleetwood Credit is the Servicer), or written notice of such failure is given (A) to the Servicer or the Seller, as the case may be, by the related Trustee or (B) to the Seller or the Servicer, as the case may be, and to the related Trustee by Noteholders evidencing not less than 25% of the Voting Interest thereof, voting together as a single Class, or, if the Notes have been paid in full, by Certificateholders evidencing not less than 25% of the Voting Interest thereof;

                 (b) any failure by the Servicer (or the Seller, so long as Fleetwood Credit is the Servicer) duly to observe or perform in any material respect any covenant or agreement in this Agreement, which failure materially and adversely affects the rights of the Securityholders and that continues unremedied for 60 days after the giving of written notice of such failure is given as described in clause (i) above; or

                 (c)       the occurrence of an Insolvency Event;

then, and in each case, so long as such Servicer Default shall not have been remedied, the Indenture Trustee or Noteholders evidencing not less than 51% of the Voting Interest thereof (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the Owner Trustee or Certificateholders evidencing not less than 51% of the Voting Interest thereof), voting together as a single class, by notice given in writing to the Servicer (and to the Indenture Trustee if given by Noteholders), may terminate all of the rights and obligations of the Servicer hereunder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Securities, the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under
Section 9.02; and, without limitation, the Indenture Trustee shall be hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer hereunder, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, shall have been deposited by the predecessor Servicer in the

Collection Account or shall thereafter be received with respect to a Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

         Section 9.02. Indenture Trustee to Act; Appointment of Successor. Upon the Servicer's receipt of notice of termination pursuant to Section 9.01 or resignation pursuant to Section 8.04, the Indenture Trustee shall be the successor to the Servicer in its capacity as servicer under this Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement, except that the Indenture Trustee shall not be obligated to purchase Receivables pursuant to Section 5.06, unless the obligation to repurchase arose after the date of the notice of termination given to the Servicer pursuant to
Section 9.01 or be subject to any obligation of the Servicer to indemnify or hold harmless any Person as set forth in this Agreement arising from the acts or omissions of the previous Servicer. As compensation therefor, the Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination shall have been given.
In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $100,000,000 and the regular business of which includes the servicing of recreational vehicle or motor vehicle receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Servicer hereunder. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. Pending appointment of any such successor Servicer, the Indenture Trustee shall act in such capacity as provided above. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         Section 9.03. Repayment of Advances. If the identity of the Servicer shall change, the predecessor Servicer shall be entitled to receive reimbursement for outstanding Advances pursuant to Section 6.04 with respect to all Advances made by the predecessor Servicer.

         Section 9.04. Notices to Securityholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article, the Owner Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, and the Indenture Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register and to each Rating Agency.

         Section 9.05. Waiver of Past Defaults. Noteholders evidencing not less than 51% of the Voting Interest thereof, or, if all Notes have been paid in full and the Indenture has been discharged in accordance with its terms, Certificateholders evidencing not less than 51% of the Voting Interest thereof (in the case of any default that does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Securityholders, waive in writing any Servicer

Default and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement or in respect of a covenant or provision hereof that cannot be modified without the consent of each Securityholder. Upon any such waiver of a past Servicer Default, such Servicer Default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                  ARTICLE TEN

                                  TERMINATION


         Section 10.01. Optional Purchase of All Receivables. On each Distribution Date following a Record Date as of which the Pool Balance is 10% or less of the sum of the Original Pool Balance and the Aggregate Principal Balance of all Subsequent Receivables conveyed to the Trust as of the related Subsequent Cutoff Dates, the Seller or the Servicer, or any successor to the Servicer, shall have the option to purchase the corpus of the Trust. To exercise such option, the Seller or the Servicer, or any successor to the Servicer, as the case may be, shall notify the Owner Trustee in writing, no later than the tenth day of the month in which the Record Date as of which such purchase is to be effected and, if there are any book-entry Securities, the Clearing Agency in accordance with the related Letter of Representations, and shall deposit pursuant to Section 6.06 in the Collection Account an amount equal to the aggregate Repurchase Amount for the Receivables (including Defaulted Receivables), plus the appraised value of any other property held by the Trust (less Liquidation Expenses), such value to be determined by an appraiser mutually agreed upon by the Servicer and the Owner Trustee, and shall succeed to all interests in and to the Trust; provided, however, the Seller or the Servicer, or any successor to the Servicer, as the case may be, may not effect any such purchase if the long-term unsecured debt obligations of the related entity are rated less than Baa3, unless the Owner Trustee shall have received an Opinion of Counsel that such purchase will not constitute a fraudulent conveyance. The payment shall be made in the manner specified in
Section 6.06(a)(i), and shall be distributed pursuant to Section 6.07. In the event that both the Seller and the Servicer, or any successor to the Servicer, elect to purchase the Receivables pursuant to this Section, the party first notifying the Owner Trustee (based on the Owner Trustee's receipt of such notice) shall be permitted to purchase the Receivables.

         Section 10.02. Sale of All Receivables. If none of the Seller, the Servicer or any successor to the Servicer exercises its optional termination right pursuant to Section 10.01 within 90 days after the last day of the Collection Period as of which such right can first be exercised, in accordance with the procedures and schedule set forth as Exhibit D hereto (the "Auction Procedures"), the Indenture Trustee shall conduct an auction (the "Auction") of the Receivables remaining in the Trust (such Receivables hereinafter referred to as the "Auction Property") in order to effect a termination of the Trust pursuant to Section 9.01(a)(iv) of the Trust Agreement on the second Distribution Date succeeding the last day of the Collection Period as of which the Pool Balance is 10% or less of the sum of the Original Pool Balance and the Aggregate Principal Balance of all Subsequent Receivables conveyed to the Trust as of the related Subsequent Cutoff Dates. Fleetwood Credit may, but shall not be required to, bid at the Auction. The Indenture Trustee shall sell and transfer the Auction Property to the highest bidder therefor at the Auction provided that:

                 (a) the Auction has been conducted in accordance with the Auction Procedures;

                 (b) the Indenture Trustee has received good faith bids for the Auction Property from at least two bidders;

                 (c) one or more financial advisors, as advisor to the Indenture Trustee (each, an "Advisor"), shall have advised the Indenture Trustee in writing that at least two of such bidders (including the winning bidder) are participants in the market for motor vehicle retail installment sale contracts willing and able to purchase the Auction Property;

                 (d) the highest bid in respect of the Auction Property is not less than the aggregate fair market value of the Auction Property (as set forth in a written opinion of the Advisor to the Indenture Trustee);

                 (e) any bid submitted by Fleetwood Credit or any Affiliate of Fleetwood Credit shall reasonably represent the fair market value of the Auction Property, as independently verified and represented in writing by a qualified independent third party evaluator (which may include an investment banking firm), selected by the Indenture Trustee; and

                 (f) the highest bid would result in proceeds from the sale of the Auction Property which will be at least equal to the sum of (i) the greater of (A) the aggregate Repurchase Amount for the Receivables (including Defaulted Receivables), plus the appraised value of any other property held by the Trust (less liquidation expenses) or (B) an amount that when added to amounts on deposit in the Collection Account that would constitute Available Funds for such second succeeding Distribution Date would result in proceeds sufficient to distribute the sum of (I) the Note Distributable Amount plus any unpaid Note Interest Carryover Shortfall and any unpaid Note Principal Carryover Shortfall with respect to one or more prior Distribution Dates and (II) the Certificate Distributable Amount plus any unpaid Certificate Interest Carryover Shortfall and any unpaid Certificate Principal Carryover Shortfall, and (ii) the sum of (A) an amount sufficient to reimburse the Servicer for any unreimbursed Advances and (B) the Servicing Fee payable on such final Distribution Date, including any unpaid Servicing Fees with respect to one or more prior Collection Periods.

         Provided that all of the conditions set forth in clauses (a) through
(f) above have been met, the Indenture Trustee shall sell and transfer the Auction Property, without recourse, to such highest bidder in accordance with and upon completion of the Auction Procedures. The Indenture Trustee shall deposit the purchase price for the Auction Property in the Collection Account at least one Business Day prior to such second succeeding Distribution Date.
In addition, the Auction must stipulate that the Servicer be retained to service the Receivables on terms substantially similar to those herein. In the event that any of such conditions are not met or such highest bidder fails or refuses to comply with any of the Auction Procedures, the Indenture Trustee shall decline to consummate such sale and transfer. In the event such sale and transfer is not consummated in accordance with the foregoing, however, the Indenture Trustee may from time to time in the future, but shall not under any further obligation to, solicit bids for sale of the assets of the Trust upon the same terms and conditions as set forth above.





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
                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

         Section 11.01.  Amendment.

         (a) This Agreement may be amended by the parties hereto without the consent of any Securityholder, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement that are inconsistent with the provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement, (ii) to add or provide for any credit enhancement for any Class of Notes or the Certificates, (iii) to the extent necessary to reflect a change in the timing of remittances by the Servicer pursuant to
Section 6.02 or (iv) to change any provision applicable for determining the Specified Reserve Fund Balance or amount of any Servicer Letter of Credit; provided, however, that any such action shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Securityholder; and provided further, that in connection with any amendment pursuant to clause (iii) above, the Servicer shall deliver to the Owner Trustee a letter from each Rating Agency to the effect that such amendment will not cause a Rating Event.

         (b) This Agreement may also be amended from time to time by the parties hereto, with the consent of the Noteholders evidencing not less than 51% of the Voting Interest thereof and Certificateholders evidencing not less than 51% of the Voting Interest thereof, voting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (i) except as otherwise provided in
Section 11.01(a), increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Receivables or distributions on the Notes or the Certificates or (ii) reduce the aforesaid percentage of Voting Interests with respect to which the Noteholders or the Certificateholders are required to consent to any such amendment, without the consent of the Securityholders affected thereby.

         (c) It shall not be necessary for the consent of Securityholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable requirements as the related Trustee may prescribe.

         (d) Prior to the execution of any amendment to this Agreement, each Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee or the Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects such Trustee's own rights, duties or immunities under this Agreement or otherwise.

         Section 11.02.  Protection of Title to Trust.

         (a) Each of the Seller and the Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders, the Letter of Credit Bank, if any, and the Trustees in the Receivables and in the proceeds thereof. Each of the Seller and the Servicer shall deliver (or cause to be delivered) to the Trustees file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Servicer in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Trustees at least 60 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) The Seller and the Servicer shall give the Trustees at least 60 days' prior written notice of any relocation of their respective principal executive offices if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service the Receivables, and its principal executive office, within the United States.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Indenture Trustee in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, such Receivable shall have been paid in full, repurchased or assigned pursuant to this Agreement.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in any recreational vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, creditor or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

         (g) The Servicer shall permit the Trustees and their respective agents at any time during normal business hours and upon reasonable notice to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

         (h) Upon request, the Servicer shall furnish to the Trustees, within five Business Days of such request, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

         (i) The Servicer shall deliver to the Indenture Trustee promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel stating that, in the opinion of such Counsel,
(i) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or
(ii) no such action shall be necessary to preserve and protect such interest.

         (j) The Seller shall, to the extent required by applicable law, cause the Securities to be registered with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act within the time periods specified in such sections.

         Section 11.03. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws, except that the duties of the Trustees shall be governed by the laws of the State of New York.

         Section 11.04. Notices. All demands, notices and communications under this Agreement shall be in writing and shall be delivered or mailed by registered or certified first class United States mail (postage prepaid, return receipt requested), hand delivery, prepaid courier service or telecopier, and addressed in each case as follows: (i) if the Seller or the Servicer, at 22840 Savi Ranch Parkway, Yorba Linda, California 92687, Attention: ___________,
(ii) if to the Issuer or the Owner Trustee, at the Corporate Trust Office (with, in the case of the Issuer, a copy to the Seller), (iii) if the Indenture Trustee, at ________________, Attention: _____________, (iv) if to Moody's, at
99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department, (v) if to Standard & Poor's, at 26 Broadway, 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department, or (vi) with respect to any of the foregoing Persons, at such other address as shall be designated by such Person in a written notice to the other foregoing Persons. Delivery shall occur only upon actual receipt or rejected tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder. Any notice required or permitted to be to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register or the Certificate Register, as the case may be. Any notice so mailed within the time prescribed herein shall be conclusively presumed to have been duly given, whether or not such Securityholder shall receive such notice.

         Section 11.05. Severability of Provisions. If one or more of the covenants, agreements, provisions or terms of this Agreement (including any amendment or supplement hereto) shall be for any reason whatsoever held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement, as the same may be amended or supplemented, and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or any amendment or supplement hereto or of the Notes or Certificates or the rights of the related Securityholders.

         Section 11.06. Assignment. Notwithstanding anything to the contrary contained herein, as provided in Sections 7.03 and 8.02, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of Noteholders of each Class evidencing not less than 66 2/3% of the Voting Interest of such Class and Certificateholders evidencing not less than 66 2/3% of the Voting Interest thereof.

         Section 11.07. Third Party Beneficiaries. Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

         Section 11.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         Section 11.09. Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 11.10. Assignment by Issuer. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

         Section 11.11. Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by ______________ not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall ______________ in its individual capacity or any beneficial owner of the Issuer have any Liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        THE FLEETWOOD CREDIT RV
                                        RECEIVABLES 199 -  OWNER TRUST,
                                           as Issuer

                                        By:
                                            ----------------------------------,
                                            as Owner Trustee


                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                        FLEETWOOD CREDIT RECEIVABLES
                                        CORP.,
                                           as Seller



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:


                                        FLEETWOOD CREDIT CORP.,
                                           as Servicer



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:



Acknowledged and accepted as of the day
and year first above written:


--------------------------------,
    as Indenture Trustee



By:
    ----------------------------
    Name:
    Title:

                                                                      SCHEDULE A


                           SCHEDULE OF RECEIVABLES

               [Omitted--Schedule of Receivables on file at the
                offices of the Seller, the Servicer, the Owner
                     Trustee and the Indenture Trustee.]

                                                                      SCHEDULE B


                         LOCATION OF RECEIVABLE FILES

                                                                       EXHIBIT A


                     [FORM OF SERVICER LETTER OF CREDIT]


                                                             ____________, _____

                                                          Credit No. ___________


__________________________________
__________________________________
__________________________________
__________________________________

Attention:  Corporate Trust Office

Ladies and Gentlemen:

         At the request and for the account of our customer, Fleetwood Credit Corp., a California corporation ("Fleetwood Credit"), we (the "Letter of Credit Bank") hereby establish in your favor this Servicer Letter of Credit, wherein you, as trustee (the "Trustee") under that certain Trust Agreement (the "Trust Agreement") dated as of ________, 199 , between Fleetwood Credit Receivables Corp, a California corporation. ("FCRC"), as seller (the "Seller"), and you, pursuant to which $______________ in aggregate principal amount of ____% Money Market Asset Backed Notes, Class A-1, ____% Floating Rate Asset Backed Notes, Class A-2, ____% Asset Backed Notes, Class A-3 (collectively, the "Notes"), and ____% Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") of the Fleetwood Credit RV Receivables 199 - Owner Trust (the "Trust") have been issued, are hereby irrevocably authorized to draw upon the terms and conditions hereinafter set forth, in an aggregate amount not exceeding $_______ (hereinafter, as reduced from time to time in accordance with the provisions hereof, the "Stated Amount"). This Servicer Letter of Credit is effective immediately and expires at the close of business on __________, ____ (the "Expiration Date") at the counters of the Letter of Credit Bank's _____________ Branch. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in that certain sale and servicing agreement, dated as of ___________, 199 (the "Sale and Servicing Agreement"), among the Trust, the Seller and Fleetwood Credit, as servicer.

         Funds under this Servicer Letter of Credit are available to you against your written certificate signed by one who states therein that he is your duly authorized officer, appropriately completed, in the form of Annex 1 hereto for payment of certain amounts due from, but unpaid by, Fleetwood Credit under the Basic Documents.

         We hereby agree that each demand made under and in compliance with the terms of this Servicer Letter of Credit will be duly honored by us upon due delivery of the certificate(s), as specified above, appropriately completed (together with such enclosures, if any, required thereby), if presented as specified on or before the expiration date hereof. If a presentation in respect of payment is made by you hereunder at or prior to 12:00 Noon, [LOS ANGELES] time, on a Business Day, and provided that the documents so presented conform to the terms and conditions hereof, payment shall be made to you of the amount specified, in immediately available funds, not later than 9:00 a.m., [LOS ANGELES] time, on the following Business Day. If a presentation in respect of payment is made by you hereunder after 12:00 Noon, [LOS ANGELES] time, on a Business Day, such presentation shall be deemed to have been made prior to 12:00 Noon, [LOS ANGELES] time, on the next succeeding Business Day. You agree to use your best efforts to provide us telephonic notice at the time any presentation in respect of payment is made hereunder; provided, however, that failure to provide such telephonic notice shall not affect our obligation to make payment in respect of any such presentation in respect of payment. If requested by you, payment under this Servicer Letter of Credit will be wire transferred to an account specified by you in the related certificate. As used herein, "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which you or banking institutions in New York, New York or [LOS ANGELES], California shall be authorized or obligated by law, executive order or governmental decree to be closed.

         If a drawing made by you hereunder does not, in any instance, conform to the terms and conditions of this Servicer Letter of Credit, we shall give you prompt notice that the purported drawing was not effected in accordance with the terms and conditions of this Servicer Letter of Credit, stating the reasons therefor and that we are holding any documents presented in connection therewith at your disposal or are returning the same to you, as we may elect.

         Only you, as Owner Trustee, may make a drawing under this Servicer Letter of Credit. Upon the payment of the amount specified in the related certificate(s) presented hereunder, we shall be fully discharged of our obligation under this Servicer Letter of Credit with respect to such certificate(s) and we shall not thereafter be obligated to make any further payments under this Servicer Letter of Credit in respect of such certificate(s) to you or any other person. By paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

         This Servicer Letter of Credit shall automatically terminate at our close of business in [LOS ANGELES], California on the first to occur of the following dates (the "Termination Date"): (i) the Expiration Date, or if said date shall not be a Business Day, on the Business Day next succeeding said date, (ii) the date of receipt by us of your written certificate signed by your authorized officer, appropriately completed, in the form of Annex 2 hereto,
(iii) the payment by us of the final drawing available to be made hereunder or
(iv) on the date specified in our letter to you in the form of Annex 5 hereto. If we are not then in default hereunder by reason of our having wrongfully failed to honor a demand for payment hereunder, this Servicer Letter of Credit shall be promptly surrendered to us upon the Termination Date.

         Drawings in respect of payments hereunder honored by us shall not, in the aggregate, exceed the Stated Amount in effect immediately prior to such drawing. Each drawing honored by us hereunder shall pro tanto reduce the Stated Amount in effect immediately prior to such drawing.

         The Stated Amount under the Servicer Letter of Credit shall be automatically further reduced at the close of business on the 15th day of each month, or if such day is not a Business Day, the next following Business Day, commencing on __________ 15, ____ (each, a "Reset Date"), so that the Stated Amount at the close of business on such Reset Date will equal the lesser of (i) the Stated Amount as theretofore in effect or (ii) the product of $_________ and the Reset Percentage; provided that the Stated Amount as of the close of business on any Reset Date shall be further reduced if the Stated Amount would otherwise exceed the Pool Balance. For purposes of this Servicer Letter of Credit, the Reset Percentage on any Reset Date shall be equal to a fraction the numerator of which is the number of Receivables in the Trust at the close of business on the last day of the calendar month preceding the calendar month in which such Reset Date occurs (as evidenced by the Servicer's Certificate for such calendar month) and the denominator of which is the original number of Receivables in the Trust as of _______________. Although the adjustment on each Reset Date shall occur automatically, by acceptance of this Servicer Letter of Credit you agree on or as soon as practicable following each Reset Date on which any reduction has been effected pursuant to the preceding sentence, and in any event within one Business Day after our written request (which may be by telex or telecopier) on any subsequent date on which a drawing certificate is presented hereunder, to deliver to us your certificate in the form of Annex 3 hereto (each, a "Reduction Certificate"), appropriately completed, setting forth the calculation of the Stated Amount as so adjusted; but the failure to deliver such Reduction Certificate shall not otherwise affect the effectiveness of any such reduction.

         This Servicer Letter of Credit shall be governed by the internal laws of the State of California, including, without limitation, Article 5 of the Uniform Commercial Code as in effect in the State of California. This Servicer Letter of Credit shall be supplemented by the provisions (to the extent that such provisions are not inconsistent with this Servicer Letter of Credit and said Article 5) of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500, except
Article 45 thereof.

         All documents presented to us in connection with any demand for payment hereunder, as well as all notices and other communications to us in respect of this Servicer Letter of Credit shall be in writing, or shall be transmitted by tested telex or telecopier (promptly confirmed in either case in writing), and shall be addressed to us at ___________________, specifically referring thereon to this Servicer Letter of Credit by number.

         You may transfer your rights under this Servicer Letter of Credit in their entirety (but not in part) to any transferee who has succeeded you as trustee pursuant to the Basic Documents and such transferred rights may be successively transferred. The transfer of your rights under this Servicer Letter of Credit to any such transferee shall be effected upon the presentation to us of this Servicer Letter of Credit accompanied by a transfer letter in the form attached hereto as Annex 4.

         This Servicer Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Certificates), except only Annexes 1 through 5 hereto; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.

                                                Very truly yours,

                                                -------------------------------


                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

                             ANNEX 1 TO SERVICER
                           LETTER OF CREDIT NO. ___


                       CERTIFICATE FOR "ANNEX 1 DRAWING"


         The undersigned, ___________________, as trustee (the "Owner Trustee"), acting through the undersigned duly authorized officer of the Owner Trustee, hereby certifies to _____________________ (the "Letter of Credit Bank"), with reference to the Bank's Servicer Letter of Credit No. __________ (the "Servicer Letter of Credit"; any capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Servicer Letter of Credit) issued in favor of the Owner Trustee, that:

                 (1) The Owner Trustee is the Owner Trustee under the Basic Documents.

                 (2) Fleetwood Credit, as servicer ("Servicer") under the Basic Documents, has notified us, as Owner Trustee under the Basic Documents, pursuant to a Servicer's Certificate (a copy of which is attached hereto) furnished pursuant to Section 5.08 of the Sale and Servicing Agreement that the following amount was required to be remitted by the Servicer to the Collection Account pursuant to the Sale and Servicing Agreement with respect to the Distribution Date occurring on [insert applicable Distribution Date]: $[insert amount required to be remitted].

                 (3) Fleetwood Credit has failed to deposit the following portion of amounts owed by it with respect to such Distribution Date as set forth in paragraph (2) above: $[insert amount of deficiency].

                 (4) The Owner Trustee is making a drawing under the Servicer Letter of Credit in the amount of $__________ which amount equals the lesser of (a) the amount set forth in paragraph (3) and (b) the amount identified by the Servicer in the Servicer's Certificate referred to in paragraph (2) above as being available on the date hereof to be drawn under the Servicer Letter of Credit.

                 (5) The Owner Trustee has not received notice from Fleetwood Credit or any other person or entity contesting the accuracy of such Servicer's Certificate.

                 (6) The account to which payment under the Servicer Letter of Credit is to be wire transferred is Account No. __________, maintained at ________________________.

         IN WITNESS WHEREOF, the Owner Trustee has executed and delivered this certificate as of the _____ day of ___________.


                                                -------------------------------
                                                as Owner Trustee



                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

                             ANNEX 2 TO SERVICER
                           LETTER OF CREDIT NO. ___


                       CERTIFICATE FOR THE TERMINATION
                     OF SERVICER LETTER OF CREDIT NO. ___


         The undersigned, a duly authorized officer of _______________, as trustee (the "Owner Trustee"), hereby certifies to __________________ (the "Letter of Credit Bank") with reference to the Servicer Letter of Credit Bank's Irrevocable Servicer Letter of Credit No. __________ (the "Servicer Letter of Credit"; capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Servicer Letter of Credit) issued in favor of the Owner Trustee, that [the Sale and Servicing Agreement has been terminated in accordance with its terms and the Collection Account defined therein contains sufficient funds to pay in full all outstanding Securities issued thereunder] or [in accordance with Section 4.01 of the Sale and Servicing Agreement, the Servicer Letter of Credit has been terminated on the date hereof] or [the Owner Trustee has received the Letter of Credit Bank's letter in the form of Annex 5 to the Servicer Letter of Credit].* Accordingly, we herewith return to you for cancellation the Servicer Letter of Credit which is terminated, as of the date hereof, pursuant to its terms.

Date:  __________________


                                                  -----------------------------
                                                  as Owner Trustee



                                                  By:
                                                      -------------------------
                                                          Authorized Officer





-------------------------------------
*   Select appropriate alternative.

                             ANNEX 3 TO SERVICER
                           LETTER OF CREDIT NO. ___


                 CERTIFICATE FOR THE REDUCTION OF THE STATED
                 AMOUNT OF SERVICER LETTER OF CREDIT NO. ___


         The undersigned, a duly authorized officer of _____________________, as trustee (the "Owner Trustee"), hereby certifies to _______________ (the "Letter of Credit Bank") with reference to the Letter of Credit Bank's Servicer Letter of Credit No. __________ (the "Servicer Letter of Credit"; capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Servicer Letter of Credit) issued in favor of the Owner Trustee, that:

                 (1) The Owner Trustee is the Owner Trustee under the Basic Documents.

                 (2) On the basis of the Servicer's Certificate attached hereto, the Owner Trustee hereby confirms that effective [insert Reset Date] the Stated Amount of the Servicer Letter of Credit has been reduced from $__________ to $__________, which amount equals the product of $__________ and the Reset Percentage; provided that if the Stated Amount would exceed the Pool Balance set forth in such certificate as of the end of last month, the Stated Amount shall be reduced to the amount of the Pool Balance.

                 (3) This Certificate has been prepared and presented in strict compliance with the terms of the Sale and Servicing Agreement and the Servicer Letter of Credit.

         IN WITNESS WHEREOF, the Owner Trustee has executed and delivered this certificate as of the _______ day of __________, ____.


                                                                             ,
                                                ------------------------------
                                                  as Owner Trustee



                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:

                             ANNEX 4 TO SERVICER
                           LETTER OF CREDIT NO. ___



                                                            _____________, _____


__________________________________

__________________________________

__________________________________

__________________________________

         Re:  Servicer Letter of Credit No. _________

Ladies and Gentlemen:

         For value received, the undersigned beneficiary hereby irrevocably transfers to:


                       ----------------------------------
                        (Name and Address of Transferee)


all rights of the undersigned beneficiary to draw under the above-captioned Servicer Letter of Credit (the "Servicer Letter of Credit"). The transferee has succeeded the undersigned as Owner Trustee under the Sale and Servicing Agreement (as defined in the Servicer Letter of Credit).

         By this transfer, all rights of the undersigned beneficiary in the Servicer Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof; provided, however, that no rights shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Servicer Letter of Credit pertaining to transfers.

         The Servicer Letter of Credit is returned herewith and in accordance therewith we ask that this transfer be effective and that you cause the transfer of the Servicer Letter of Credit to our transferee or that, if so requested by the transferee, you cause the issuance of a new Servicer Letter of Credit in favor of the transferee with provisions consistent with the Servicer Letter of Credit.

                                        Very truly yours,

                                        --------------------------------------
                                        as predecessor Owner Trustee



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                             ANNEX 5 TO SERVICER
                           LETTER OF CREDIT NO. ___


                                                                    ________,___


[Insert name of Beneficiary]
[Address]
Attention: _______________

        Re:   Servicer Letter of Credit No. ____
              of __________

Ladies and Gentlemen:

        On the date hereof we have received notice from Fleetwood Credit Corp., a California corporation ("Fleetwood Credit"), that its short-term rating has been upgraded to [the Required Servicer Rating] by [insert name of applicable Rating Agency].

         [On the date hereof, as a result of such upgrading] or [At the close of business on the [immediately] [second]* succeeding Distribution Date (as defined in the Servicer Letter of Credit) following the date hereof, as a result of such downgrading]**, the Servicer Letter of Credit is hereby terminated. Please deliver the Servicer Letter of Credit to us for cancellation as soon as practicable following such date, accompanied by your certificate in the form of Annex 2 to the Servicer Letter of Credit.

                                                Very truly yours,

                                                ------------------------------


                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:





-------------------------------
* Insert "immediately" if the date of this letter is after the 15th day of the month. Insert "second" if the date of this letter is on or prior to the 15th day of the month.

**  Select appropriate alternative.

                                                                       EXHIBIT B

                           FORM OF TRANSFER AGREEMENT

         TRANSFER NO. __ OF SUBSEQUENT RECEIVABLES, dated __________, 199__, among FLEETWOOD CREDIT CORP., a California corporation ("Fleetwood Credit"), FLEETWOOD CREDIT RECEIVABLES CORP., a California corporation (the "Seller"), and _______________, as trustee (the "Trustee") pursuant to the Sale and Servicing Agreement referred to below.

                              W I T N E S S E T H:

         WHEREAS, Fleetwood Credit, the Seller and the Trustee are parties to the Sale and Servicing Agreement, dated as of _________ 1, 199 (the "Sale and Servicing Agreement");

         WHEREAS, Fleetwood Credit and the Seller are parties to the Receivables Purchase Agreement, dated as of _________ 1, 199 (the "Receivables Purchase Agreement");

         WHEREAS, pursuant to the Receivables Purchase Agreement, Fleetwood Credit desires to convey certain Subsequent Receivables (as hereinafter defined) to the Seller and pursuant to the Sale and Servicing Agreement and this Agreement the Seller desires to convey such Subsequent Receivables to the Trust; and

         WHEREAS, the Trustee is willing to accept such conveyance subject to the terms and conditions hereof;

         NOW, THEREFORE, the Trustee, the Seller and Fleetwood Credit hereby agree as follows:


         Section 1. Defined Terms. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

         "Agreement" means this Transfer Agreement and all amendments and supplements hereto.

         "Subsequent Cutoff Date" means, with respect to the Subsequent Receivables conveyed hereby, ________ 1, 199__.

         "Subsequent Receivables" means the Receivables identified on the supplement to Schedule A to the Sale and Servicing Agreement attached hereto.

         "Subsequent Transfer Date" means, with respect to the Subsequent Receivables conveyed hereby, __________, 199__.

         Section 2. Schedule of Receivables. Annexed hereto is a supplement to Schedule A to the Sale and Servicing Agreement listing the Subsequent Receivables to be conveyed by the Seller to the Trust pursuant to this Agreement on the Subsequent Transfer Date.

         Section 3. Conveyance of Subsequent Receivables. Subject to the conditions set forth in Section 5, in consideration of the Trustee's delivery on behalf of the Trust to or upon the order of the Seller of an amount equal to $__________ (i.e., the aggregate Principal Balance of the Subsequent Receivables as of the Subsequent Cutoff Date), the Seller does hereby sell, transfer, assign and otherwise convey to the Trust, without recourse (subject to the Seller's obligations hereunder):

                 (a) all right, title and interest of the Seller in and to the Subsequent Receivables listed on Schedule A and all monies due thereon and paid thereon or in respect thereof (including proceeds of the repurchase of such Subsequent Receivables by the Seller pursuant to Section 3.02 or 10.01 of the Sale and Servicing Agreement or the purchase of such Subsequent Receivables by Fleetwood Credit pursuant to Section 5.06 or 10.01 of the Sale and Servicing Agreement) on or after the Subsequent Cutoff Date;

                 (b) the interest of the Seller in the security interests in the related Financed Vehicles granted by the related Obligors pursuant to such Subsequent Receivables;

                 (c) the interest of the Seller in any Liquidation Proceeds, in any proceeds of any physical damage Insurance Policies covering the related Financed Vehicles and in any proceeds of any credit life or credit disability Insurance Policies relating to such Subsequent Receivables or the related Obligors;

                 (d) the interest of the Seller in any proceeds from Dealer repurchase obligations relating to such Subsequent Receivables; and

                 (e)      all proceeds of the foregoing.

         Section 4.  Representations and Warranties of the Seller.

         (a) The Seller does hereby make the following representations on which the Trustee may rely in accepting the Subsequent Receivables in trust pursuant to the Sale and Servicing Agreement. The representations shall speak as of the execution and delivery of this Agreement and as of the Subsequent Transfer Date, and in each case shall survive the sale, transfer and assignment of the Subsequent Receivables to the Trustee.

                 (i) Organization and Good Standing. The Seller shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall now have, power, authority and legal right to acquire, own and sell the Subsequent Receivables.

                 (ii) Due Qualification. The Seller shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                 (iii) Power and Authority. The Seller shall have the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller shall have full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust and shall have duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery and performance of this Agreement shall have been duly authorized by the Seller by all necessary corporate action.

                 (iv) Valid Sale; Binding Obligations. This Agreement shall evidence a valid sale, transfer and assignment of the Subsequent Receivables, enforceable against creditors of and purchasers from the Seller; and shall constitute a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a Proceeding in equity or at law.

                 (v) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement, the Receivables Purchase Agreement and the Sale and Servicing Agreement); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                 (vi) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties:
         (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

         (b) The Seller does hereby make the following representations and warranties as to the Subsequent Receivables on which the Trustee may rely in accepting the Subsequent Receivables in trust. The representations shall speak as of the execution and delivery of this Agreement and as of the Subsequent Transfer Date, and in each case shall survive the sale, transfer and assignment of the Subsequent Receivables to the Trustee.

         (i) Characteristics of Subsequent Receivables. Each Subsequent Receivable (A) shall have been originated in the United States by a Dealer for the retail sale of the related Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by Fleetwood Credit from such Dealer under an agreement with Fleetwood Credit and shall have been validly assigned by such Dealer to Fleetwood Credit in accordance with its terms and shall have been subsequently sold by Fleetwood Credit to the Seller; (B) shall have created or shall create a valid, subsisting and enforceable first priority security interest in favor of Fleetwood Credit in the related Financed Vehicle, which security interest has been assigned by Fleetwood Credit to the Seller, and shall be assignable, and shall be so assigned, by the Seller to the Trustee;
(C) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for the realization against the collateral of the benefits of the security; (D) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Subsequent Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and yield interest at its APR; and (E) shall provide for, in the event that such Subsequent Receivable is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest at least through the date of prepayment in an amount calculated by using an interest rate at least equal to its APR.

                 (ii) Schedule of Receivables. The information set forth in the supplement to the Schedule of Receivables annexed hereto shall be true and correct in all material respects as of the opening of business on the Subsequent Cutoff Date, and no selection procedure adverse to the Certificateholders shall have been utilized in selecting the Subsequent Receivables from those Receivables of Fleetwood Credit which met the selection criteria set forth in this Section.

                 (iii) Compliance with Law. Each Subsequent Receivable and each sale of the related Financed Vehicle shall have complied at the time it was originated or made, and shall comply at the time of execution of this Agreement in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer

         Act and of the Uniform Consumer Credit Code and other consumer credit, equal credit opportunity and disclosure laws.

                 (iv) Binding Obligation. Each Subsequent Receivable shall constitute the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation and other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforceability shall be considered in a Proceeding in equity or at law.

                 (v) No Government Obligor. None of the Subsequent Receivables shall be due from the United States or any state or local government thereof or from any agency, department or instrumentality of the United States or any state or local government.

                 (vi) Security Interest in Financed Vehicles. Immediately prior to the sale, assignment and transfer thereof, each Subsequent Receivable shall be secured by a validly perfected first security interest in the related Financed Vehicle in favor of Fleetwood Credit as secured party or all necessary and appropriate action with respect to such Subsequent Receivable shall have been taken to perfect a first priority security interest in such Financed Vehicle in favor of Fleetwood Credit as secured party.

                 (vii) Receivables in Force. No Subsequent Receivable shall have been satisfied, subordinated or rescinded, nor shall any related Financed Vehicle have been released from the Lien granted by the related Subsequent Receivable in whole or in part.

                 (viii) No Waiver. No provision of a Subsequent Receivable shall have been waived in such a manner that such Subsequent Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

                 (ix) No Amendments. No Subsequent Receivable shall have been amended in such a manner that such Subsequent Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

                 (x) No Defenses. No facts shall be known to the Seller that would give rise to any right of rescission, setoff, counterclaim or defense, nor shall the same have been asserted or threatened with respect to any Subsequent Receivable.

                 (xi) No Liens. To the knowledge of the Seller, no Liens or Claims shall have been filed, including Liens for work, labor or materials relating to a Subsequent Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the security interest in such Financed Vehicle granted by the related Subsequent Receivable.

                 (xii) No Default. Except for payment defaults continuing for a period of not more than 30 days as of the Subsequent Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Subsequent Receivable shall have occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Subsequent Receivable shall have arisen; and the Seller shall not have waived any of the foregoing.

                 (xiii) Insurance. Fleetwood Credit, in accordance with its customary servicing procedures, shall have determined that each Obligor has obtained physical damage insurance covering the related Financed Vehicle.

                 (xiv) Good Title. It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Subsequent Receivables from the Seller to the Trust and that the beneficial interest in and title to the Subsequent Receivables not be a part of the debtor's estate in the event of a filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Subsequent Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Trustee, and no provision of a Subsequent Receivable shall have been waived, except as provided in clause (viii) above; immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Subsequent Receivable free and clear of all Liens and rights of others; immediately upon the transfer and assignment thereof, the Trustee, for the benefit of the Certificateholders, shall have good and marketable title to each Subsequent Receivable, free and clear of all Liens and rights of others; and the transfer and assignment herein contemplated has been perfected under the UCC.

                 (xv) Lawful Assignment. No Subsequent Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Subsequent Receivable under the Agreement or pursuant to transfers of the Certificates shall be unlawful, void or voidable.

                 (xvi) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Trustee a first perfected ownership interest in the Subsequent Receivables shall have been made.

                 (xvii) One Original. There shall be only one original executed copy of each Subsequent Receivable.

                 (xviii) Additional Representations and Warranties. (A) Each Subsequent Receivable shall have an original maturity of not less than ___ months nor greater than ___ months and, as of the Subsequent Cutoff Date, a scheduled remaining maturity of not less than ___ months nor greater than ___ months; (B) the weighted average remaining term of the Receivables (including the Subsequent Receivables) as of the Subsequent Transfer Date shall not be greater than ___ months; (C) each Subsequent Receivable shall have an Annual Percentage Rate equal to or greater than ____% and equal to or less than ____%; (D) the weighted average APR of the Receivables (including the Subsequent

         Receivables) is not less than ____%; (E) each Subsequent Receivable shall have no payment that is more than 30 days past due as of the related Subsequent Cutoff Date; (F) such Subsequent Receivables were originated on or prior to __________, 199__; and (G) the related Receivable Files shall be kept at one or more of the locations listed in Schedule B to the Sale and Servicing Agreement.

         Section 5. Conditions Precedent. The obligation of the Trust to acquire the Subsequent Receivables hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by (i) Fleetwood Credit in Section 2.03 of the Receivables Purchase Agreement and (ii) the Seller in Section 4 of this Agreement and
Section 3.01 of the Sale and Servicing Agreement, shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

                 (b) Sale and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.02(b) to the Sale and Servicing Agreement shall have been satisfied.

                 (c) Receivables Purchase Agreement Conditions. Fleetwood Credit shall have complied with the requirements of Section 2.03 of the Receivables Purchase Agreement and shall have delivered all documents required to be delivered pursuant to Section 2.01 of the Receivables Purchase Agreement.

                 (d) Security Interest Perfection. In connection with the conveyance contemplated by this Agreement, the Seller agrees to record and file, at its own expense, a financing statement with respect to the related Subsequent Receivables now existing and hereafter created for the sale of chattel paper (as defined in Section 9105 of the UCC as in effect in the State of California) meeting the requirements of applicable state law in such manner as is sufficient to perfect the sale and assignment of such Subsequent Receivables to the Trust, and the proceeds thereof (and any continuation statements as are required by applicable state law), and to deliver a file-stamped copy of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section, consist of telephone confirmation of such filing with the file-stamped copy of each such filing to be provided to the Trustee in due course), as soon as is practicable after the Seller's receipt thereof.

                 In connection with such conveyance, the Seller further agrees, at its own expense, on or prior to the Subsequent Transfer Date (i) to annotate and indicate in its computer files that the Subsequent Receivables have been transferred to the Trust pursuant to the Agreement and (ii) to deliver to the Trustee a computer file printed or microfiche list containing a true and complete list of all such Subsequent Receivables, identified by account number and by the Principal Balance of each Subsequent Receivable as of the related Subsequent Cutoff Date.

                 (e) Additional Information. The Seller shall have delivered to the Trustee on behalf of the Trust such information as was reasonably requested by the Trustee on behalf of the Trust to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and Section 3.01 of the Sale and Servicing Agreement and (ii) the satisfaction of the conditions set forth in this Section.

         The Trustee shall not be required to investigate or otherwise verify satisfaction of the conditions listed above, but shall be entitled to conclusively rely upon Opinions of Counsel and Officer's Certificates of the Servicer confirming such fulfillment.

         Section 6. Ratification of Agreement. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

         Section 7. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws; provided, however, the immunities, authority and standard of care of the Trustee shall be governed by the jurisdiction in which its principal office is located.

         IN WITNESS WHEREOF, the Trustee, Fleetwood Credit and the Seller have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                        FLEETWOOD CREDIT CORP.



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:


                                        FLEETWOOD CREDIT RECEIVABLES CORP.



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:




                                        --------------------------------,
                                        as Trustee



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT C


                               AUCTION PROCEDURES


         The following sets forth the auction procedures (the "Auction Procedures") to be followed in connection with a sale effected pursuant to
Section 10.02 of the Sale and Servicing Agreement, dated as of __________ 1, 199 (the "Agreement"), among Fleetwood Credit Receivables Corp., as Seller, Fleetwood Credit Corp., as Servicer, and the Fleetwood Credit RV Receivables 199 - Owner Trust (the "Trust"). Capitalized terms used herein that are not otherwise defined shall have the meanings described thereto in the Agreement.

I.       Pre-Auction Process

                 (a) Upon receiving notice of the Auction Date, the Advisor will initiate its general Auction procedures consisting of the following: (i) with the assistance of the Servicer, prepare a general solicitation package along with a confidentiality agreement; (ii) derive a list of qualified bidders, in a commercially reasonable manner; (iii) initiate contact with all qualified bidders; (iv) send a confidentiality agreement to all qualified bidders; (v) upon receipt of a signed confidentiality agreement, send solicitation packages to all interested bidders on behalf of the Indenture Trustee; and (vi) notify the Servicer of all potential bidders and anticipated timetable.

                 (b) The general solicitation package will include: (i) the prospectus from the public offering of the Securities; (ii) a copy of all monthly servicing reports or a copy of all annual servicing reports and the prior year's monthly servicing reports; (iii) a form of a Purchase and Sale Agreement and Servicing Agreement; (iv) a description of the minimum purchase price required to cause the Indenture Trustee to sell the Auction Property as set forth in Section
         10.02 of the Agreement; (v) a formal bidsheet; (vi) a detailed timetable; and (vii) a preliminary data tape of the Pool Balance as of the related Distribution Date reflecting the same data attributes used to create the Initial Cutoff Date tables for the prospectus dated ____________, 199 relating to the public offering of the Securities.

                 (c) The Indenture Trustee, with the assistance of the Servicer and the Advisor, will maintain an auction package beginning at the time of closing of the transaction, which will contain terms
         (i) through (iii) listed in the preceding paragraph. If the Advisor is unable to perform its role as advisor to the Indenture Trustee, the Servicer acting in its capacity under the Agreement will select a successor Advisor and inform the Indenture Trustee of its actions.

                 (d) The Advisor will send solicitation packages to all bidders at least 15 Business Days before the Auction Date. Bidders will be required to submit any due diligence questions in writing to the Advisor for determination of their relevancy, no later than ten Business Days before the Auction Date. The Servicer and the Advisor will be required to satisfy all relevant questions at least five Business Days prior to the Auction Date and distribute the questions and answers to all bidders.

II.      Auction Process

                 (a)      ________________ and/or ____________ (the
         "Underwriters"), in their roles as Advisor to the Indenture Trustee, will be allowed to bid in the Auction, but will not be required to do so.

                 (b) The Servicer will also be allowed to bid in the Auction if it deems appropriate, but will not be required to do so.

                 (c) On the Auction Date, all bids will be due by facsimile to the offices of the Indenture Trustee by 1:00 p.m., New York City time, with the winning bidder to be notified by 2:00 p.m., New York City time. All acceptable bids (as described in Section
         10.02 of the Agreement) will be due on a conforming basis on the bid sheet contained in the solicitation package.

                 (d) If the Indenture Trustee receives fewer than two market value bids from participants in the market for motor vehicle retail installment sale contracts willing and able to purchase the Auction Property, the Indenture Trustee shall decline to consummate the sale.

                 (e) Upon notification to the winning bidder, a good faith deposit equal to 1% of the Pool Balance will be required to be wired to the Indenture Trustee upon acceptance of the bid. This deposit, along with any interest income attributable to it, will be credited to the purchase price but will not be refundable. The Indenture Trustee will establish a separate account for the acceptance of the good faith deposit, until such time as the account is fully funded and all monies are transferred into the Collection Account, such time not to exceed one Business Day before the related Distribution Date (as described above).

                 (f) The winning bidder will receive on the Auction Date a copy of the draft Purchase and Sale Agreement, Servicing Agreement and Servicer's Representations and Warranties (which shall be substantially identical to the representations and warranties set forth in Section 5.05 of the Agreement).

                 (g) Either Underwriter, in its capacity as Advisor to the Indenture Trustee, will provide to the Indenture Trustee a letter concluding whether or not the winning bid is a fair market value bid. Such Underwriter will also provide this letter if it is the winning bidder. In the case where such Underwriter or the Servicer is the winning bidder it will in its letter provide for market comparables and valuations.

                 (h) The Auction will stipulate that the Servicer be retained to service the Receivables sold pursuant to the terms of the Purchase and Sale Agreement and Servicing Agreement.

                                                                       EXHIBIT D


                               [FCRC LETTERHEAD]

                                                            __________, 199
Moody's Investors Service, Inc.
99 Church Street
New York, New York  10017

Standard & Poor's, a division of
The McGraw-Hill Companies, Inc.
25 Broadway
New York, New York  10017

____________________
____________________
____________________

         Re: Fleetwood Credit RV Receivables 199 - Owner Trust Asset-Backed Securities

Dear Sirs:

         Reference is made to that certain Sale and Servicing Agreement, dated as of ____________ 1, 199 (the "Sale and Servicing Agreement"), among Fleetwood Credit Corp., as servicer (the "Servicer"), Fleetwood Credit Receivables Corp., as seller (the "Seller"), and the Fleetwood Credit RV Receivables 199 - Owner Trust (the "Trust"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

         Pursuant to Section 2.02 of the Sale and Servicing Agreement, you are hereby notified that the Seller intends to sell to the Trust on __________, 199__ (the "Subsequent Transfer Date") the Subsequent Receivables described in Exhibit A attached hereto. In this regard, please be advised of the following:

                 (i) The Subsequent Cutoff Date with respect to each Subsequent Receivable originated prior to __________, 199__ is __________, 199__;

                 (ii) The Subsequent Cutoff Date with respect to each Subsequent Receivable originated on or after __________, 199__ is its date of origination;

                 (iii) The Aggregate Principal Balance of Subsequent Receivables, as of the related Subsequent Cutoff Dates, to be sold to the Trust on the Subsequent Transfer Date specified above is $___________; and

                 (iv) The Aggregate Principal Balance of Subsequent Receivables sold to the Trust as of the related Subsequent Cutoff Dates, after giving effect to the transaction contemplated herein, equals $__________ [Note: must be less than or equal to $_____________, after giving effect to all transfers of Subsequent Receivables].

                                        Very truly yours,

                                        FLEETWOOD CREDIT RECEIVABLES CORP.



                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:





                                      D-2